Exhibit 10.1

AGENCY AGREEMENT

November 12, 2025

NexMetals Mining Corp.

3123 – 595 Burrard Street

Vancouver, BC V7X 1J1

Attention:	Morgan Lekstrom, Chief Executive Officer

Dear Sir:

SCP Resource Finance LP (“SCP”), as sole bookrunner, and Raymond James Ltd. (“RJ” and together with SCP, the “Lead Agents”), as co-lead agents, together with Cormark Securities Inc. (together with the Lead Agents, the “Agents”) understand that NexMetals Mining Corp. (the “Company”) intends to issue and sell up to 14,035,100 units (the “Offered Units”) at a price of $5.70 per Offered Unit (the “Issue Price”) for gross proceeds of up to $80,000,070 (the “Offering”). Each Unit will consist of one Common Share (as defined herein) (a “Unit Share”) and one common share purchase warrant (a “Warrant”). The Warrants shall be duly and validly created and issued pursuant to, and governed by, the Warrant Indenture (as defined herein) to be dated as of the Closing Date (as defined herein) between the Company and the Warrant Agent (as defined herein). Each Warrant shall entitle the holder thereof to purchase one Common Share (a “Warrant Share”) at a price of $8.00 per Warrant Share for a period of 24 months following the Closing Date. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In case of any inconsistency between the description of the Warrants in this Agreement and the terms of the Warrants set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.

Based upon and subject to the terms and conditions set out in this Agreement, the Agents hereby agree to act, and upon acceptance hereof, the Company hereby appoints the Agents, as the Company’s exclusive agents to offer for sale, on a commercially reasonable best efforts agency basis, without underwriter liability, the Offered Units and to arrange for purchasers resident in one or more of the Selling Jurisdictions (as defined herein) where the Offered Units may be lawfully offered and sold. It is understood and agreed that the Agents will use commercially reasonable best efforts in selling the Offered Units and are under no obligation to purchase any of the Offered Units.

The Agents understand that: (i) the Company has prepared and filed the Preliminary Prospectus (as defined herein) and the Amended Prospectus (as defined herein) with each of the Canadian Securities Regulators (as defined herein), and the British Columbia Securities Commission, as principal regulator, has issued decision documents in respect of the Preliminary Prospectus and the Amended Prospectus under NP 11-202 (as defined herein) on behalf of itself and the other Canadian Securities Regulators; (ii) the Company has addressed the comments made by the Canadian Securities Regulators in respect of the Preliminary Prospectus and the Amended Prospectus; and (iii) has been cleared by all of the Canadian Securities Regulators to file the Final Prospectus (as defined herein). The Company is qualified to file, and will prepare and file, concurrently with the execution of this Agreement, the Final Prospectus and all necessary documents in order to qualify the Offered Units for distribution to the public in each of the Qualifying Jurisdictions and will obtain the Final Receipt (as defined herein) for the Final Prospectus prior to 5:00 p.m. (Vancouver time) on November 12, 2025 (or such other date or time as mutually agreed to by the Company and SCP, on behalf of the Agents).

The Agents will distribute the Offered Units in the Qualifying Jurisdictions pursuant to the Prospectus (as defined herein) in the manner contemplated by this Agreement. The Offering may also take place in any other jurisdiction outside of Canada and the United States as mutually agreed to by the Company and the Agents where the Offered Units may be lawfully offered and sold, provided that any Offered Units offered or sold in any jurisdictions outside of Canada are lawfully offered and sold on a basis exempt from the prospectus, registration or similar requirements of any such jurisdictions, including continuous disclosure obligations.

The parties further acknowledge that the Offered Units have not been registered under the U.S. Securities Act (as defined herein) or the securities laws of any state of the United States and may not be offered or sold to, or for the account or benefit of, persons in the United States (as defined herein) or U.S. Persons (as defined herein), except pursuant to U.S. Accredited Investors and/or Qualified Institutional Buyers, in compliance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D (as defined herein) and the applicable laws of any applicable state of the United States in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Company and the Agents contained in Schedule “A” hereto. All offers of the Offered Units by the Agents for sale by the Company to, or for the account or benefit of, persons in the United States and U.S. Persons shall be undertaken through a U.S. Affiliate (as defined herein). Offers and sales of the Offered Units shall only be made to persons outside the United States that are not U.S. Persons in accordance with Rule 903 of Regulation S (as defined herein).

The Company agrees that the Agents will be permitted to appoint as the Selling Group (as defined herein) other registered dealers (or other dealers duly licensed or registered in their respective jurisdictions) as their agents to assist in the Offering and that the Agents may determine the remuneration payable to such other dealers appointed by them. Such remuneration shall be payable by the Agents.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall, at the Closing Time, pay to the Agents the Commission (as defined herein) in such amount and with such terms as set out in Section 15 hereof. The obligation of the Company to pay the Commission shall arise at the Closing Time and the Commission shall be fully earned by the Agents upon the completion of the Offering.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

1.	Interpretation

1.1	Unless expressly provided otherwise herein, where used in this Agreement or any schedule attached hereto, the following terms have the following meanings, respectively:

“affiliate” has the meaning ascribed to such concept in Section 1(2) of the Securities Act (British Columbia);

“Agents” has the meaning ascribed thereto on page 1 of this Agreement;

“Agents’ Expenses” has the meaning ascribed thereto in Section 13.2;

“Agents’ Information” has the meaning ascribed to it in Section 5.4;

“Agreement” means this agency agreement resulting from the acceptance by the Company of the offer made by the Agents hereby;

“Amended Prospectus” means the amended and restated preliminary short form prospectus prepared by the Company in accordance with applicable Canadian Securities Laws and filed by the Company on October 28, 2025 with the Canadian Securities Regulators, qualifying the distribution of the Offered Units in the Qualifying Jurisdictions, including all Documents Incorporated by Reference contained therein;

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“Applicable Securities Laws” means, in respect of any person, collectively, the securities laws, regulations, rulings, rules, orders and prescribed forms in each of the Selling Jurisdictions, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the Securities Regulators in each of the Selling Jurisdictions, and collectively, all Canadian Securities Laws and U.S. Securities Laws, including for certainty, the rules and policies of the TSXV, the Nasdaq and of any other stock exchange, in each case, applicable to that person;

“Authorization” means, with respect to any person, any order, Permit, approval, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the person, including the approval of the TSXV and the Nasdaq;

“Benefit Plan” means any material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee, or consultant of the Company or its subsidiaries;

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario or Vancouver, British Columbia are not open for business;

“Canadian Securities Laws” means collectively, all securities laws in each of the Qualifying Jurisdictions and the respective rules and regulations made thereunder, together with applicable published national, multilateral and local policy statements, instruments, notices, orders, blanket rulings and other regulatory instruments of the Canadian Securities Regulators, and all applicable rules and policies of the TSXV;

“Canadian Securities Regulators” means the applicable Securities Regulator in each of the Qualifying Jurisdictions;

“Claims” has the meaning ascribed thereto in Section 12.1;

“Closing” means the completion of the sale of the Offered Units pursuant to the Offering in accordance with the provisions of this Agreement (which may, for greater certainty, be completed in one or more tranches);

“Closing Date” means November 17, 2025 or such other date or dates as the Company and SCP may agree;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and SCP may determine;

“Commission” has the meaning ascribed thereto in Section 15.1;

“Common Shares” means the common shares in the capital of the Company;

“Company” has the meaning ascribed thereto on page 1 of this Agreement;

“Contract” means any written or oral agreement, indenture, contract, lease, sublease, deed of trust, licence, option, or other legally enforceable obligation of or in favour of the applicable person;

“Debt Instrument” means any agreement, note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability, to which an entity or any of its subsidiaries is a party or by which any of their property or assets are bound;

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“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, the Marketing Document and other documents that are or are required by Canadian Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

“DOM” means the Department of Mines within the Ministry of Mineral Resources, Green Technology and Energy Security of the Republic of Botswana;

“Engagement Letter” means the engagement letter between SCP and the Company dated October 27, 2025, as amended on October 28, 2025 and October 30, 2025;

“Environmental Laws” means all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, relating to the protection of the environment, occupational and human health and safety or the treatment, use, processing, storage, disposal, discharge, transport or handling of any Hazardous Substances;

“Final Prospectus” means the (final) short form prospectus dated the date hereof, prepared by the Company in accordance with applicable Canadian Securities Laws and filed by the Company concurrently with the execution of this Agreement with the Canadian Securities Regulators, qualifying the distribution of the Offered Units in the Qualifying Jurisdictions, including all Documents Incorporated by Reference contained therein;

“Final Receipt” means the receipt issued pursuant to NP 11-202 by the British Columbia Securities Commission, as principal regulator, on its own behalf and on behalf of each of the other Canadian Securities Regulators, evidencing that a receipt has been, or has been deemed to be, issued for the Final Prospectus in each of the Qualifying Jurisdictions;

“Financial Statements” has the meaning ascribed thereto in Section 8.1(q);

“Government Official” has the meaning ascribed thereto in Section 8.1(dd);

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Gross Proceeds” means the aggregate Issue Price paid by the Purchasers on the Closing Date;

“Hazardous Substances” means any substance, material, pollutant, contaminant, chemical, or industrial, toxic or hazardous waste controlled, regulated, defined, designates or prohibited under Environmental Laws;

“including” means including without limitation;

“Indemnified Parties” has the meanings ascribed thereto in Section 12.1;

“Indemnifying Party” has the meanings ascribed thereto in Section 12.1;

“Issue Price” has the meaning ascribed thereto on page 1 of this Agreement;

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“Lead Agents” has the meaning ascribed thereto on page 1 of this Agreement;

“Leased Premises” means any premises which are material to the Company or its subsidiaries and which the Company or its subsidiaries occupies as a tenant, as applicable;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, hypothec, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right, demand or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy, property or assets;

“Marketing Document” means the term sheet for the Offering dated October 27, 2025, as amended and restated on October 28, 2025 and October 30, 2025, the template version of which has been agreed to between the Company and the Agents;

“marketing materials” has the meaning ascribed thereto in NI 41-101 and for certainty, includes the Marketing Document;

“Material Adverse Effect” means any change, effect, event or occurrence, that (i) is, or would be reasonably expected to be, materially adverse with respect to the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), obligations (whether absolute, accrued, conditional or otherwise), business, affairs, capital, ownership, control, management, operations, results of operations or prospects of the Company and its subsidiaries (on a consolidated basis), or (ii) would result in any of the Offering Documents containing a misrepresentation;

“Material Agreement” means (a) any contract, commitment, agreement (written or oral), instrument, lease or other document, including any option agreement or licence agreement, to which the Company or a Subsidiary is a party or otherwise bound and which is material to the Company or the Material Subsidiary, and (b) any Debt Instrument, any agreement, contract or commitment to create, assume or issue any Debt Instrument, and any other outstanding loans to the Company or the Material Subsidiary from, or any loans by the Company or the Material Subsidiary to or a guarantee by the Company or the Material Subsidiary of the obligations of, any other person;

“Mineral Properties” means collectively, the Selebi Property and the Selkirk Property;

“Material Subsidiaries” means, collectively, PNR Amalco Ltd., Premium Nickel Resources International Ltd., Premium Selbi (Barbados) Limited, Premium Nickel Resources Proprietary Limited, Premium Selkirk (Barbados) Limited, and Premium Nickel Group Proprietary Limited;

“Mineral Rights” means, collectively, the Selebi Mineral Right and the Selkirk Mineral Rights;

“misrepresentation”, “material fact”, “material change”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“Money Laundering Laws” has the meaning ascribed thereto in Section 8.1(ee);

“Nasdaq” means the NASDAQ Capital Market;

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“NI 41-101” mean National Instrument 41-101 – General Prospectus Requirements;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Offered Unit” has the meaning ascribed thereto on page 1 of this Agreement;

“Offering” has the meaning ascribed thereto on page 1 of this Agreement;

“Offering Documents” means, collectively, the Prospectus, the U.S. Private Placement Memorandum, any Supplementary Material and any amendment to any of them;

“Permit” means any regulatory approval, licence, permit, approval, consent, certificate, registration, filing or other authorization of or issued by any Governmental Entity, including under Environmental Laws;

“person” includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

“Preliminary Prospectus” means the preliminary short form prospectus prepared by the Company in accordance with applicable Canadian Securities Laws and filed by the Company on October 27, 2025 with the Canadian Securities Regulators, qualifying the distribution of the Offered Units in the Qualifying Jurisdictions, including all Documents Incorporated by Reference contained therein;

“President’s List” means the list of Purchasers introduced by the Company to purchase Offered Units under the Offering, as may mutually be agreed between the Company and the SCP;

“Prospectus” means, collectively, the Preliminary Prospectus, the Amended Prospectus, and the Final Prospectus, and any amendments to any of them;

“Public Record” means all information contained in any news release, material change report (excluding any confidential material change report), financial statements, management’s discussion and analysis, management information circular, annual report, quarterly report, current report or other document of the Company which has been publicly filed by, or on behalf of, the Company pursuant to Canadian Securities Laws or U.S. Securities Laws otherwise by or on behalf of the Company;

“Purchasers” means the purchasers of Offered Units in connection with the Offering;

“Qualified Institutional Buyer” means a “qualified institutional buyer”, as defined in Rule 144A, that is also a U.S. Accredited Investor;

“Qualifying Jurisdictions” means each of the provinces of Canada, other than Québec;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

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“Reporting Jurisdictions” means British Columbia, Alberta, Manitoba and Ontario;

“Rule 144A” means Rule 144A as promulgated under the U.S. Securities Act;

“SEC” means United States Securities and Exchange Commission;

“Securities Regulator” means, in respect of any jurisdiction, the securities regulator or other securities regulatory authority of that jurisdiction;

“Selebi Mineral Right” means the Mining Licence No. 2022/1L issued on February 1, 2022 in favour of Premium Nickel Resources Proprietary Limited by the DOM;

“Selebi Property” means, collectively, the Selebi and Selebi North nickel-copper-cobalt mines in Botswana, owned indirectly by the Company, together with the Selebi Mineral Right, together with any operating licences, leases (including surface leases), Permits, assets, infrastructure and other property associated therewith;

“Selebi Purchase Agreement” means the asset purchase agreement dated as of September 28, 2021 between Trevor Glaum N.O., in his capacity as liquidator of BCL Limited (In Liquidation), BCL Limited (In Liquidation), Premium Nickel Resources Proprietary Limited and Premium Nickel Resources Corporation in respect of the Selebi Property;

“Selebi Technical Report” means the report titled “Technical Report on Selebi Mines, Central District, Republic of Botswana” dated September 20, 2024, with an effective date of June 30, 2024, prepared for the Company by SLR Consulting (Canada) Ltd.;

“Selkirk Mineral Rights” means, collectively, the Mining Licence No. 2022/7L issued on July 12, 2022 by the DOM, and Prospecting Licences No. 050/2010, 051/2010, 071/2011 and 210/2010 issued on July 26, 2022 by the DOM, each in favour of Premium Nickel Group Proprietary Limited;

“Selkirk Property” means, collectively, the Selkirk nickel-copper-platinum-group metals mine in Botswana, owned indirectly by the Company, together with the Selkirk Mineral Rights, together with any operating licences, leases (including surface leases), Permits, assets, infrastructure and other property associated therewith;

“Selkirk Purchase Agreement” means the asset purchase agreement dated as of January 19, 2022 between Trevor Glaum N.O. and Sivalutchmee Moodliar N.O., in their respective capacities as co-provisional liquidators of Tati Nickel Mining Company Proprietary Limited (In Liquidation), Tati Nickel Mining Company Proprietary Limited (In Liquidation), Premium Nickel Group Proprietary Limited, Premium Nickel Resources Corporation and Premium Nickel Resources International (Barbados) Limited in respect of the Selkirk Property;

“Selkirk Technical Report” means the report titled “NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana” dated January 8, 2025, with an effective date of November 1, 2024, prepared for the Company by SLR Consulting (Canada) Ltd.;

“Selling Group” means, collectively, those registered dealers (or other dealers duly licensed or registered in their respective jurisdictions) appointed by the Agents as their agents to assist in the Offering as contemplated in this Agreement and with which the Agents have a contractual relationship in respect of the distribution of the Offered Units, and each member of the Selling Group being a “Selling Firm”;

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“Selling Jurisdictions” means, collectively, each of the Qualifying Jurisdictions, the United States, and any other jurisdictions outside of Canada and the United States as mutually agreed to by the Company and the Agents;

“Subsidiaries” means, collectively, PNR Amalco Ltd., Premium Resources International Ltd., Premium Selebi (Barbados) Limited, Premium Nickel Resources Proprietary Limited, Premium Selkirk (Barbados) Limited, Premium Nickel Group Proprietary Limited, and NAN Exploration Inc.;

“subsidiary” has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

“Supplementary Material” means, collectively, any amendment to or amendment and restatement of any of the Prospectus, any supplement to the U.S. Private Placement Memorandum, and any amended or supplemental prospectus or ancillary material required to be prepared and filed with any of the Canadian Securities Regulators under Canadian Securities Laws, in connection with the distribution of the Offered Units, including any Documents Incorporated by Reference and any marketing material and any standard term sheet approved by the Company

“Tax Act” means the Income Tax Act (Canada);

“Taxes” has the meaning ascribed thereto in Section 8.1(cc);

“to the knowledge of the Company” means to the best of the knowledge, information and awareness of the Chief Executive Officer and Chief Financial Officer of the Company after having made due and applicable inquiries and investigations in connection with such facts and circumstances that would ordinarily be made by senior officers of resource exploration and development companies of similar size to the Company in the discharge of their duties;

“Technical Reports” means, collectively, the Selebi Technical Report and Selkirk Technical Report;

“Termination Right” has the meaning ascribed thereto in Section 11;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSXV” means the TSX Venture Exchange;

“Unit Share” has the meaning ascribed thereto on page 1 of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D;

“U.S. Affiliate” means a U.S. registered broker-dealer affiliated with or appointed by an Agent;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. GAAP” means United States Generally Accepted Accounting Principles issued by the Financial Accounting Standards Board, namely, the standards, interpretations and the framework for the preparation and presentation of financial statements (in the absence of a standard or interpretation), that are applicable to the circumstances as of the date of determination, consistently applied;

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“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

“U.S. Private Placement Memorandum” means the U.S. private placement memorandum, in form and substance acceptable to the Agents and the Corporation, delivered together with the applicable Prospectus, to offerees and Purchasers of the Offered Units that are, or are acting for the account or benefit of, persons in the United States or U.S. Persons, including any Supplementary Material thereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act, and rules and regulations promulgated thereunder, including the rules and regulations of the SEC, and any applicable state securities laws, and all applicable rules and policies of the Nasdaq;

“Warrant” has the meaning ascribed thereto on page 1 of this Agreement;

“Warrant Agent” means Computershare Investor Services Inc.;

“Warrant Indenture” means the warrant indenture to be entered into on the Closing Date between the Warrant Agent, as warrant agent, and the Company, in relation to the Warrants, as may be amended, restated or supplemented from time to time; and

“Warrant Share” has the meaning ascribed thereto on page 1 of this Agreement.

1.2	Division and Headings: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (excluding any conflict of law, rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction) and the parties hereto irrevocably accept and attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

1.4	Currency: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.5	Schedules: The following are the schedules attached to this Agreement, which schedules are deemed to be a part of this Agreement and are hereby incorporated by reference herein:

Schedule “A”	-	Compliance with United States Securities Laws.
Schedule “B”	-	Outstanding Convertible Securities and Rights to Acquire Securities of the Company

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2.	Compliance with Applicable Securities Laws

2.1	The Company represents and warrants to, and covenants and agrees with, the Agents that the Company has (i) prepared and filed each of the Preliminary Prospectus and the Amended Prospectus and has obtained pursuant to NP 11-202, decision documents evidencing the issuance (or deemed issuance) by the Canadian Securities Regulators of receipts for the Preliminary Prospectus and the Amended Prospectus in respect of the proposed distribution of the Offered Units; (ii) addressed comments made by the Canadian Securities Regulators in respect of the Preliminary Prospectus and Amended Prospectus; and (iii) been cleared by all of the Canadian Securities Regulators to file the Final Prospectus. The Company has prepared and will file, concurrently with the execution of this Agreement, the Final Prospectus, including any Documents Incorporated by Reference contained therein, with the Canadian Securities Regulators, and obtain the Final Receipt from the British Columbia Securities Commission (as principal regulator) by 5:00 p.m. (Vancouver time) on November 12, 2025. The distribution of the Offered Units shall be qualified by the Prospectus under Canadian Securities Laws in the Qualifying Jurisdictions and in such other jurisdictions in Canada as the Company and the Agents may agree. The Company will file with the TSXV and the Nasdaq all required documents, pay all required fees, and do all things required by the rules and policies of the TSXV and the Nasdaq, as applicable, in order to obtain the conditional acceptance of the Offering and the listing of the Unit Shares, Warrants and Warrant Shares on the TSXV and the listing of the Unit Shares and Warrant Shares on the Nasdaq prior to the Closing Date.

2.2	All sales of the Offered Units by the Company to, or for the account or benefit of, persons in the United States and U.S. Persons solicited by the Agents, through one or more U.S. Affiliates, shall be made in compliance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D, and in compliance with applicable U.S. state securities laws. Any sale of the Offered Units by the Company to, or for the account or benefit of, a person in the United States or a U.S. Person will be made solely pursuant to the U.S. Private Placement Memorandum and in accordance with Schedule “A” attached hereto.

2.3	The Company shall comply with (i) all Canadian Securities Laws, including as to the filing of any notices or forms, on a timely basis that are required to be complied with by the Company to enable the distribution of the Offered Units in the Qualifying Jurisdictions through the Agents or any other investment dealers or brokers registered as such in the Qualifying Jurisdictions, and (ii) all U.S. Securities Laws, including Rule 506(b) of Regulation D, to enable the Offered Units to be lawfully offered and sold on a private placement basis to, or for the account or benefit of, persons in the United States and U.S. Persons in accordance with the provisions of Schedule “A” to this Agreement.

3.	Due Diligence

3.1	Prior to the filing each of the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus and continuing until the Closing, the Company shall have permitted the Agents to review each of the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus and any U.S. Placement Memorandum, and shall allow the Agents to conduct any due diligence investigations which they reasonably require in order to fulfill their obligations as Agents under Applicable Securities Laws and in order to enable them to responsibly execute the certificate in the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus and any Supplementary Materials required to be executed by them. It shall be a condition precedent to (a) the Agents’ execution of any certificate in any Offering Document that the Agents be satisfied, acting reasonably, as to the form and substance of the document, and (b) the delivery of each U.S. Placement Memorandum to any offeree or Purchaser, that the Agents and the U.S. Affiliates be satisfied, acting reasonably, as to the form and substance of such document. Without limiting the generality of the foregoing, the Company will make available its directors, senior management, advisors, auditors, independent resource, engineering and technical consultants and legal counsel to answer any questions which the Agents may have and to participate, along with its auditors and independent resource, engineering and technical consultants and legal counsel, in one or more due diligence sessions to be held prior to filing the Preliminary Prospectus, the Amended Prospectus, the Final Prospectus or any Supplementary Material thereto and prior to the Closing Date. Closing of the Offering is conditional upon the satisfactory completion of the Agents’ due diligence review.

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4.	Distribution and Certain Obligations of the Agents

4.1	The Agents shall comply, and shall require any Selling Firm to agree to, comply with the Applicable Securities Laws in connection with the offer and sale of the Offered Units and shall offer the Offered Units for sale to the public in Canada directly through Selling Firms upon the terms and conditions set out in the Final Prospectus and this Agreement. The Agents shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Units only in those jurisdictions where they may be lawfully offered for sale or sold. The Agents shall (i) use all reasonable commercial efforts to complete and cause each Selling Firm to complete the distribution of the Offered Units as soon as reasonably practicable; and (ii) promptly notify the Company when, in their reasonable opinion, the Agents and the Selling Firms have ceased distribution of the Offered Units and provide a breakdown of the number of Offered Units distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Regulators.

4.2	The Agents shall offer the Offered Units for sale by the Company to, or for the account or benefit of, persons in the United States and U.S. Persons, through one or more U.S. Affiliates, pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D, and in compliance with applicable U.S. state securities laws. Any offer of the Offered Units for sale by the Company to, or for the account or benefit of, a person in the United States or a U.S. Person will be made solely pursuant to the U.S. Private Placement Memorandum and in accordance with Schedule “A” attached hereto.

4.3	The Agents shall, and shall require any Selling Firm to agree to, offer for sale to the public and sell the Offered Units only in those jurisdictions where they may be lawfully offered for sale or sold. The Agents shall, and shall require any Selling Firm to agree to, distribute the Offered Units in a manner which complies with all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Units or distribute the Offering Documents in connection with the distribution of the Offered Units and will not, directly or indirectly, offer, sell or deliver any Offered Units or deliver the Offering Documents to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Company to comply with the registration, prospectus, continuous disclosure or other similar requirements under the applicable securities laws of any jurisdiction other than the Qualifying Jurisdictions.

4.4	For the purposes of this Section 4, the Agents shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Canadian Securities Regulators (including a receipt for the Final Prospectus issued under NP 11-202) following the filing of the Final Prospectus unless otherwise notified in writing.

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5.	Deliveries on Filing and Related Matters

5.1	The Company shall deliver to the Agents:

(a)	concurrently with the filing thereof, a copy of the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus in the English language signed and certified by the Company as required by Canadian Securities Laws;

(b)	concurrently with the filing thereof, a copy of any Supplementary Material required to be filed by the Company in compliance with Canadian Securities Laws;

(c)	concurrently with the filing of the Final Prospectus, a copy of the U.S. Private Placement Memorandum (including the Final Prospectus); and

(d)	concurrently with the filing of the Final Prospectus with the Canadian Securities Regulators, a long form comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to SCP, on behalf of the Agents, acting reasonably, addressed to the Agents and the directors of the Company from the Company’s auditors with respect to financial and accounting information relating to the Company contained in the Prospectus, which letter shall be based on a review by the Company’s auditors within a cut-off date of not more than two Business Days prior to the date of the letter and which letter shall be in addition to the auditors’ consent letter addressed to the Canadian Securities Regulators; and

(e)	prior to the filing of the Final Prospectus with the Canadian Securities Regulators, copies of correspondences indicating that the application for the listing and posting for trading of the Unit Shares, the Warrants and Warrant Shares on the TSXV have been approved, and the notification to the Nasdaq of the listing of the Unit Shares and the Warrant Shares has been made, subject only to satisfaction by the Company of customary post-closing conditions imposed by the TSXV;

5.2	The Company shall also prepare and deliver promptly to the Agents copies of all Supplementary Material, signed and certified as applicable. Concurrently with the delivery of any Supplementary Material, the Company shall deliver to the Agents, with respect to such Supplementary Material, documents substantially similar to those referred to in Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d).

5.3	The Company and the Agents hereby covenant and agree:

(a)	that during the period of distribution of the Offered Units, the Company and the Agents shall approve in writing, prior to such time that marketing materials are provided to potential Purchasers, the template version of any marketing materials reasonably requested to be provided by the Agents to any potential Purchaser of Offered Units, such marketing materials to comply with Canadian Securities Laws and such approval by the Company constituting the Agents’ authority to use such marketing materials in connection with the Offering and to provide them to potential Purchasers of Offered Units. The Company shall file a template version of such marketing materials with the Canadian Securities Regulators as soon as reasonably practicable after the template version of such marketing materials are so approved in writing by the Company and the Agents, and in any event on or before the day the marketing materials are first provided to any potential Purchaser of Offered Units. The Company and the Agents may agree that any comparables shall be redacted from the template version in accordance with NI 44-101 and NI 41-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Company. The Company shall prepare and file with the Canadian Securities Regulators a revised template version of any marketing materials provided to potential investors of Offered Units where required under Canadian Securities Laws in the Qualifying Jurisdictions;

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(b)	not to provide any potential Purchaser of Offered Units with any marketing materials unless a template version of such marketing materials has been filed by the Company with the Canadian Securities Regulators on or before the day such marketing materials are first provided to any potential Purchaser of Offered Units;

(c)	not to provide any potential Purchaser of Offered Units with any materials or information in relation to the distribution of the Offered Units or the Company other than: (i) such materials that have been approved and filed in accordance with this Section 5.3; (ii) any standard term sheets (provided they are in compliance with Canadian Securities Laws); and (iii) the Offering Documents; and

(d)	that any marketing material, including standard term sheets for which the template versions thereof have been approved and filed in accordance with this Section 5.3 shall be approved in writing by the Company and SCP, on behalf of the Agents.

5.4	Delivery of the Marketing Document and any Offering Document by the Company shall constitute the representation and warranty of the Company to the Agents that, as at their respective dates of filing:

(a)	all information and statements (except information and statements relating solely to the Agents and provided by the Agents in writing expressly for inclusion therein (the “Agents’ Information”)) contained and incorporated by reference in the Marketing Document and the Offering Documents, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Offering and the Offered Units, as required by Applicable Securities Laws;

(b)	no material fact or information has been omitted therefrom (except the Agents’ Information) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(c)	except with respect to the Agents’ Information, such document complies with the requirements of Applicable Securities Laws.

Such deliveries of an Offering Document shall also constitute the Company’s consent to the Agents’ use of such Offering Document in connection with the offer and sale of Offered Units in compliance with this Agreement and the Applicable Securities Laws unless otherwise advised in writing.

5.5	The Company will provide access to the Prospectus and any Supplementary Material through the procedure prescribed under the “Access Equals Delivery” exemption under Canadian Securities Laws, and the Agents and the Company shall satisfy any request for electronic or paper copies of the Prospectus in accordance therewith, without charge. If reasonably requested by the Agents, the Company shall cause commercial copies of the Offering Documents to be delivered to the Agents without charge, in such numbers and in such cities as the Agents may reasonably request by written instructions to the Company’s financial printer of the Offering Documents given forthwith after the Agents has been advised that the Company has complied with the Canadian Securities Laws in the Qualifying Jurisdictions. Such delivery shall be effected as soon as possible and, in any event, on or before a date which is two Business Days after the Canadian Securities Regulators have issued a receipt for the Amended Prospectus and a Final Receipt for the Final Prospectus, and on or before a date which is two Business Days after the Canadian Securities Regulators issue receipts for or accept for filing, as the case may be, any Supplementary Material.

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5.6	During the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Company will promptly provide to the Agents drafts of any press releases of the Company for review by the Agents and the Agents’ counsel prior to dissemination and the Company agrees that it shall obtain prior approval of SCP, on behalf of the Agents, acting reasonably, as to the content and form of any press release to be issued in connection with the Offering. In addition, in order to comply with applicable U.S. Securities Laws, any press release announcing or otherwise concerning the Offering shall (1) (a) only be released outside the United States; and (b) include an appropriate notation substantially as follows: “Not for distribution to United States Newswire Services or for dissemination in the United States. This news release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, including any of the securities in the United States of America. The securities have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any U.S. state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable U.S. state securities laws, or an exemption from such registration requirements is available.” or (2) be modified and/or revised as needed to be released within the United States to comply with U.S. Securities Laws

6.	Material Changes

6.1	During the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Company covenants and agrees with the Agents that it shall promptly inform the Agents (and if requested by the Agents, confirm such notification in writing) of the full particulars of:

(a)	any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), (whether absolute, accrued, conditional or otherwise), business, affairs, capital, ownership, control, management, operations, results of operations or prospects of the Company and its subsidiaries, on a consolidated basis;

(b)	any material fact (actual, anticipated, threatened, contemplated, or proposed) which has arisen or has been discovered (other than any Agents Information) and would have been required to have been stated in any Offering Document had the fact arisen or been discovered on, or prior to, the date of such document;

(c)	any change (actual, anticipated, threatened, contemplated, or proposed) in any material fact contained in the Offering Documents (other than any Agents Information) or any event or state of facts that has occurred after the date hereof which, in any case, is, or may be, of such nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, or which would result in any Offering Document not complying (to the extent that such compliance is required) with Applicable Securities Laws;

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(d)	any notice by any governmental, judicial or regulatory authority requesting any information, meeting or hearing relating to the Company or the Offering; or

(e)	any other material event or state of affairs of which it becomes aware that would reasonably be expected to be relevant to the Agents’ due diligence investigations.

6.2	The Company will comply with Part 6 of NI 41-101 and with the comparable provisions of Canadian Securities Laws, and the Company will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Units for distribution in each of the Qualifying Jurisdictions.

6.3	In addition to the provisions of Sections 6.1 and 6.2, the Company shall in good faith discuss with the Agents any change, event or fact contemplated in Section 6.1 and 6.2 which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agents under Section 6.1 and shall consult with the Agents with respect to the form and content of any amendment or other Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such amendment or other Supplementary Material shall be filed with any Securities Regulator or delivered to any Purchaser or prospective Purchaser until the Agents and their legal counsel: (a) have been given a reasonable opportunity to review; and (b) approve such material, acting reasonably.

6.4	If during the period from the date hereof to the later of: (i) the Closing Date; and (ii) the date of the completion of the distribution of the Offered Units, it shall be necessary to file or deliver any Supplementary Material to comply with any Applicable Securities Laws, the Company shall, in co- operation with the Agents, make any such filing and/or delivery as soon as reasonably practicable.

6.5	If during the period of distribution of the Offered Units there shall be any change in Canadian Securities Laws which, in the opinion of the SCP, on behalf of the Agents, acting reasonably, requires the filing of any Supplementary Material, upon written notice from SCP, on behalf of the Agents, the Company shall, to the satisfaction of SCP, on behalf of the Agents, acting reasonably, promptly prepare and file any such Supplementary Material with the appropriate Securities Regulators where such filing is required.

6.6	During the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Company shall promptly inform the Agents (and if requested by the Agents, confirm such notification in writing) if any of the representations or warranties made by the Company in this Agreement shall no longer be true and correct in all material respects at any particular time (after giving effect to the transactions contemplated by this Agreement).

7.	Covenants of the Company

7.1	The Company hereby covenants to the Agents that:

(a)	the Company will advise the Agents, promptly after receiving notice thereof, of the time when the Amended Prospectus, the Final Prospectus and any Supplementary Material has been filed and receipts therefor have been obtained pursuant to NP 11-202 and will provide evidence reasonably satisfactory to the Agents of each such filing and copies of such receipts;

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(b)	the Company will advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any applicable securities regulatory authority of any order suspending or preventing the use of any Offering Document;

(ii)	the issuance by any applicable securities regulatory authority of any order suspending the qualification of the Offered Units in any of the Qualifying Jurisdictions, suspending the distribution of the Offered Units or suspending the trading of any securities of the Company;

(iii)	the institution, threatening or contemplation of any proceeding for any such purposes;

(iv)	any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Offered Units) has been issued by any Securities Regulator or the institution, threatening or contemplation of any proceeding for any such purposes; or

(v)	any requests made by any applicable securities regulatory authority for amending or supplementing any Offering Document or for additional information;

and will use its commercially reasonably best efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal of such order as expeditiously as possible;

(c)	until completion of the distribution of the Offered Units, the Company will promptly take, or cause to be taken, all commercially reasonable additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Offered Units in the Qualifying Jurisdictions or, in the event that the Offered Units have, for any reason, ceased so to qualify, to so qualify again for distribution in the Qualifying Jurisdictions;

(d)	the Company will ensure that the necessary regulatory and third party consents, approvals, Permits and Authorizations, including under Applicable Securities Laws, and legal requirements in connection with the transactions contemplated by this Agreement are obtained or fulfilled on or prior to the Closing Time and will make all necessary filings (including post-closing filings pursuant to Applicable Securities Laws, including the “blue sky laws” in the United States and the rules and policies of the TSXV), take or cause to be taken all action required to be taken by the Company and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement;

(e)	the Company will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Canadian Securities Laws of each of the Reporting Jurisdictions to the date that is two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the TSXV and the Nasdaq (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted);

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(f)	the Company will use its commercially reasonable efforts to maintain the listing of the Common Shares (including the Warrant Shares) and if applicable, the Warrants for trading on the TSXV and to maintain the listing the Common Shares (including the Warrant Shares) for trading on the Nasdaq or such other recognized securities exchange, market or trading or quotation facility as the Agents may approve, acting reasonably, and comply with the rules and policies of the TSXV and the Nasdaq or such other exchange, market or facility to the date that is two years following the Closing Date, provided that this covenant shall not prevent the Company from transferring its listing to the Toronto Stock Exchange or completing any transaction which would result in the Common Shares ceasing to be listed so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the TSXV and the Nasdaq (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted);

(g)	the Company will ensure that the Unit Shares, upon issuance, shall be duly and validly authorized and issued as fully paid and non-assessable Common Shares;

(h)	the Company will ensure that the Warrants, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding to the description thereof set forth in the Warrant Indenture;

(i)	the Company will duly execute and deliver this Agreement and, at the Closing Date, the Warrant Indenture, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(j)	the Company will ensure, at all times until the date that is twenty-four (24) months following the issuance of the Warrants, that sufficient Warrant Shares are authorized and allotted for issuance upon due and proper exercise of the Warrants. The Warrant Shares, upon issuance in accordance with the terms of the Warrant Indenture, and payment of the requisite consideration therefore shall be duly issued as fully paid and non-assessable Common Shares;

(k)	the Company confirms its intention as of the date hereof to use the net proceeds of the Offering in the manner specified in the Prospectus; provided that the Agents hereby acknowledge that there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable, and in the case of such circumstances arising, the Company may apply the net proceeds of the Offering accordingly;

(l)	the Company will fulfil or cause to be fulfilled, at or prior to the Closing Time each of the conditions set out in Section 9;

(m)	the Company will ensure that the Offered Units have the attributes corresponding in all material respects to the description thereof set forth in the Prospectus;

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(n)	from the date of this Agreement until the date which is 90 days following the Closing Date, the Company will not, without the prior written consent of SCP, on behalf of the Agents, such consent not to be unreasonably withheld or delayed, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of (or agree to or announce any intention to do any of the foregoing) any equity or debt securities or securities convertible into equity or debt securities, other than pursuant to or in connection with (i) the Offering; (ii) the grant or exercise of stock options, the grant or settlement or restricted share units or deferred share units, and other similar issuances pursuant to the existing equity compensation plan of the Company and other share compensation arrangements outstanding as of the date hereof; (iii) the exercise of warrants outstanding as of the date hereof; (iv) a bona fide, arm’s length acquisition by the Company, as full or partial consideration; (v) obligations of the Company in respect of existing mineral property agreements or other contractual arrangements; or (vi) offerings of securities of the Company to strategic investors; and

(o)	the Company shall cause each of its senior officers, directors and insiders of the Company (identified by SCP) to enter into lock-up agreements in form and substance satisfactory to the Agents and their counsel acting reasonably, pursuant to which each such individual will agree, until the date which is 90 days following the Closing Date, not to (other than in certain circumstances), without the prior written consent of SCP, such consent not to be unreasonably withheld or delayed, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, lend, swap, or otherwise dispose of, transfer, assign, or announce any intention to do so, any Common Shares or any securities convertible into or exchangeable for Common Shares, whether now owned directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of Common Shares, whether such transaction is settled by the delivery of Common Shares, other securities, cash or otherwise, other than pursuant to a bona fide take-over bid or any other similar transaction made generally to all of the shareholders of the Company, provided that, in the event the take-over bid or other similar transaction is not completed, such securities shall remain subject to the lockup agreement.

8.	Representations, Warranties and additional Covenants of the Company

8.1	The Company represents and warrants to the Agents and acknowledges that each of them is relying upon such representations and warranties in arranging for Purchasers of the Offered Units and entering into this Agreement and that each Purchaser is relying upon such representations and warranties in purchasing the Offered Units, that:

General Matters

(a)	Good Standing of the Company. The Company (i) has been incorporated under the laws of British Columbia and is in good standing under the laws of British Columbia; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement and the Warrant Indenture.

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(b)	Subsidiaries. Other than the Subsidiaries, the Company currently has no other subsidiaries, and holds no shares or other ownership, equity or proprietary interests in any other person. Each of the Subsidiaries has been duly incorporated and is validly existing under the applicable laws of its jurisdiction of incorporation and has all requisite corporate power, capacity and authority to own, lease and operate, as applicable, its properties, Permits and assets and conduct its business as currently conducted and as proposed to be conducted, and is current with all material filings required to be made under its jurisdiction of incorporation and all other jurisdictions in which it exists or carries on any material business. The Company directly or indirectly owns 100% of the outstanding shares of the Subsidiaries, and all such shares are legally and beneficially owned by the Company, free and clear of all Liens or demands of any kind whatsoever, and all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares (or the equivalent legal concept in another jurisdiction) and, no person has any right, agreement or option or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiaries or any other security convertible into or exchangeable for any such shares. The only subsidiaries that are material to the Company are the Material Subsidiaries.

(c)	Carrying on Business. The Company and each of the Subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations (including all lawful requirements of any governmental or regulatory body, including but not limited to relevant exploration, concessions and Permits) of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carries on business to enable its business to be carried on as now conducted and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a written notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance, with any such laws, regulations or Permits.

(d)	No Proceedings for Dissolution. The Company is not insolvent and is able to meet all of its financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by the Company, and no merger, consolidation, amalgamation, sale of all or substantially all of the assets or sale of the business transactions have been commenced or are being commenced or contemplated by the Company, and the Company has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of the Company by any other party.

(e)	Freedom to Compete. Neither the Company nor any of the Subsidiaries is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of the Subsidiaries to compete in any line of business, transfer or move any of its assets or operations other than in the ordinary course or which would have a Material Adverse Effect.

(f)	Share Capital. The authorized capital of the Company consists of (i) an unlimited number of Common Shares without par value, and (ii) 20,000,000 Preferred Shares, issuable in series, of which 4,000,000 are authorized to be designated as Series 1 Convertible Preferred Shares with a conversion value of $180 per Series 1 Convertible Preferred Share. As of the close of business on November 11, 2025, 21,455,608 Common Shares were issued and outstanding as fully paid and non-assessable shares and 118,186 Series 1 Convertible Preferred Shares were issued and outstanding as fully paid and non-assessable shares.

(g)	Absence of Rights. Other than in connection with this Offering and except as referred to in Schedule “B” hereto, no person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company and the Offered Units upon issuance will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company.

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(h)	Prior Issuances of Securities. The offer and sale of all Common Shares, convertible securities, rights, warrants or options of the Company issued and outstanding as of the date of this Agreement have been made in material compliance with all applicable laws

(i)	No Voting Control. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects or will affect the voting control of any of the securities of the Company.

(j)	Common Shares are Listed. The currently issued and outstanding Common Shares are listed and posted for trading on the TSXV and the Nasdaq and no order ceasing or suspending trading in the Common Shares or prohibiting the sale of the Offered Units has been issued and to the best knowledge of the Company, no proceedings, actions, inquiries, or investigations for such purpose has been threatened or are pending

(k)	Stock Exchange Compliance. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the TSXV or the Nasdaq and the Company is currently in compliance with the rules and policies of the TSXV and the Nasdaq in all material respects.

(l)	Transfer Agent. The Transfer Agent at its principal office in Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

(m)	Warrant Agent. At the Closing Time, the Warrant Agent at its principal office in Vancouver, British Columbia will be duly appointed as the warrant agent in respect of the Warrants.

(n)	Material Agreements and Debt Instruments. All of the Material Agreements and Debt Instruments of the Company and the Subsidiaries have been disclosed in the Public Record and the Prospectus and each is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Company and the Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and is in material compliance with all terms and conditions contained in, each Material Agreement and Debt Instrument. The Company and the Subsidiaries are not in violation, breach or default nor have they received any written notification from any party claiming that they are in violation, breach or default under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Company, is in breach, violation or default of any term under any Material Agreement or Debt Instrument. The Company does not expect any Material Agreements to which the Company or the Subsidiaries are a party or otherwise bound or the relationship with the counterparties thereto to be terminated or adversely modified, amended or varied or adversely enforced against the Company or the Subsidiaries, as applicable, other than in the ordinary course of business. The carrying out of the business of the Company and the Subsidiaries as currently conducted and as proposed to be conducted does not result in a material violation or breach of or default under any Material Agreement or Debt Instrument.

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(o)	No Actions or Proceedings. There are no actions, suits, proceedings or investigations, at law or in equity, by any person (or by or on behalf of the Company) nor any arbitration, administrative or other proceeding by or before any Governmental Entity pending, or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiaries or any of their assets, and the Company knows of no valid basis for any such action, suit, proceeding, arbitration or investigation by or against the Company or the Subsidiaries or their assets. Neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Company nor any of the Subsidiaries settled any Claim prior to being prosecuted in respect of it.

(p)	Judgments. There are no judgments against the Company or any of the Subsidiaries or, to the knowledge of the Company, against the Mineral Properties that are unsatisfied, nor are there any consent decrees or injunctions to which the Company, the Subsidiaries, or the Mineral Properties are subject.

(q)	Financial Statements. The (i) audited consolidated financial statements of the Company for the financial years ended December 31, 2024 and December 31, 2023, together with the auditors reports and the notes thereto, and (ii) the unaudited condensed interim consolidated financial statements of the Company for the three and six-months ended June 30, 2025 and June 30, 2024 (collectively, taken together the “Financial Statements”), are true and correct and present fairly, in all material respects, the financial position of the Company on a consolidated basis, for the periods then ended and have been prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the periods involved.

(r)	No Material Changes. Since December 31, 2024, other as disclosed in the Public Record and the Prospectus:

(i)	there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company on a consolidated basis;

(ii)	there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis; and

(iii)	the Company and the Subsidiaries have carried on their respective businesses in the ordinary course.

(s)	No Off-Balance Sheet Arrangements. There are no material off-balance sheet transactions, arrangements, obligations, or liabilities (whether accrued, absolute, contingent or otherwise) or other relationships of the Company or the Subsidiaries with unconsolidated entities or other persons which are required to be disclosed and are not disclosed or reflected in the Financial Statements or that could reasonably be expected to have a Material Adverse Effect.

(t)	Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(u)	Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2024, other than the adoption of certain additional accounting policies in accordance with U.S. GAAP as disclosed in the Financial Statements.

(v)	Independent Auditors. The auditors of the Company are independent public accountants within the meaning of Applicable Securities Laws and the Public Company Accounting Oversight Board, and there has not been any “reportable event” (within the meaning of NI 51-102) with respect to the present or any former auditor of the Company.

(w)	Purchases and Sales. Neither the Company nor any Subsidiary has approved, entered into any agreement in respect of, or has knowledge of:

(i)	the purchase of any material property or any interest therein, or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Company or any Subsidiary whether by asset sale, transfer of shares, or otherwise;

(ii)	the change of control (by sale or transfer of voting or equity securities or sale of all or substantially all of the assets of the Company or any Subsidiary) of the Company; or

(iii)	a proposed or planned disposition of voting or equity securities by any shareholder who owns, directly or indirectly, 10% or more of the outstanding securities of the Company.

(x)	Previous Corporate Transactions. All material corporate transactions completed by the Company or the Subsidiaries of any securities, business or assets of any other entity, have been fully and properly disclosed in the Public Record, were completed in material compliance with all applicable corporate and securities laws and all necessary corporate and regulatory approvals, consents, Authorizations, registrations, and filings required in connection therewith were obtained or made, other than those which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect.

(y)	No Material Loans or Non-Arm’s Length Transactions. Except as disclosed in the Financial Statements and the Prospectus, the Company is not a party to any material Debt Instrument or has any material loans or other material indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Company.

(z)	Dividends. There is not in the constating documents or equivalent organizational or governing documents or in any Debt Instrument, Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company.

(aa)	Insurance. The assets of the Company and the Subsidiaries are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor any Subsidiary has failed to promptly give any notice or present any material claim thereunder. There are no material claims by the Company or any Subsidiary under any insurance policy or instrument to which any insurance company is denying liability or defending under a reservation of rights clause and that would result in a Material Adverse Effect.

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(bb)	Leased Premises. With respect to each of the Leased Premises, the Company and/or each Material Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or any Material Subsidiary occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate any such lease or result in any additional or more onerous obligations under such leases.

(cc)	Taxes. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Subsidiaries have been paid, except where the failure to do so would not reasonably be expected to give rise to a Material Adverse Effect or result in an adverse material change to the Company. All tax returns, declarations and filings required to be filed by the Company and the Subsidiaries have been timely filed with all appropriate governmental authorities and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary, except where such examinations, issues or disputes, individually or collectively, would not reasonably be expected to have a Material Adverse Effect or result in an adverse material change to the Company.

(dd)	Anti-Bribery Laws. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent thereof has (i) violated any anti-bribery or anti-corruption laws applicable to the Company or any Subsidiary, including but not limited to the Foreign Corrupt Practices Act of 1977 (United States) and the Corruption of Foreign Public Officials Act (Canada), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (A) to any representative of a Governmental Entity (“Government Official”), whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Entity; or assisting any representative of the Company or any Subsidiary in obtaining or retaining business for or with, or directing business to, any person; or (B) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (x) conducted or initiated any review, audit, or internal investigation that concluded the Company or any Subsidiary, or any director, officer, employee, consultant, representative or agent thereof violated such laws or committed any material wrongdoing, or (y) made a voluntary, directed, or involuntary disclosure to any Governmental Entity responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging noncompliance with any such laws.

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(ee)	Anti-Money Laundering. The operations of the Company and each Subsidiary have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)	Sanctions. None of the Company, nor any Subsidiary or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is a person that is, or is owned or controlled by a person that is, currently subject or target of any sanctions administered or enforced by the U.S. government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, Governmental Entity or other regulatory authority, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company nor any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions (a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(gg)	Directors and Officers. To the knowledge of the Company, other than as disclosed in the Public Record, none of the directors or officers of the Company are now, or have ever been, (i) subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange, or (ii) subject to an order preventing, ceasing or suspending trading in any securities of the Company or any other public company.

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(hh)	Related Parties. None of the directors, officers or employees of the Company, any known holder of more than 10% of any class of securities of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction with the Company which, as the case may be, materially affected, is material to or will materially affect the Company.

(ii)	Minute Books and Records. The minute books and records of the Company and the Material Subsidiaries which the Company has made available to the Agents and Agents’ counsel, in connection with their due diligence investigation from the period requested to the date of examination thereof contain copies of constating documents, including amendments thereto, and all material proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

Disclosure Matters

(jj)	Reporting Issuer Status and Obligations. The Company is a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators in the Reporting Jurisdictions, and in particular, without limiting the foregoing, the Company has in all material respects complied with its continuous disclosure obligations, including its obligation to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Canadian Securities Regulators in the Reporting Jurisdictions and there is no material change report that has been filed on a confidential basis that remains confidential as at the date hereof.

(kk)	Accuracy of Public Record. All documents previously published or filed by the Company with the Canadian Securities Regulators in the Reporting Jurisdictions and with the SEC in the United States, or available under the Company’s Public Record, contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Canadian Securities Laws, except where such noncompliance has not, or would not reasonably be expected to have, a Material Adverse Effect. The Company is not aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part 16.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (British Columbia) and analogous provisions under Canadian Securities Laws.

(ll)	Forward-Looking Information. With respect to forward-looking information contained in the Public Record and the Offering Documents:

(i)	the Company had a reasonable basis for the forward-looking information at the time the disclosure was made;

(ii)	all material forward-looking information is directly or indirectly identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information; and

(iii)	the Company has updated such forward-looking information if required to comply with Applicable Securities Laws.

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(mm)	Full Disclosure. All information which has been prepared by the Company relating to the Company and its Subsidiaries, as applicable, and any of its business, properties and liabilities, and either publicly disclosed or provided to the Agents including all financial, marketing, sales and operational information provided to the Agents is, as of the date of such information, true and correct in all material respects, and no material fact or facts have been intentionally omitted or withheld therefrom which would make such information misleading.

(nn)	Proposed Acquisition. The Company has not completed any “significant acquisition” or “significant disposition” (as such terms are used in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Prospectus, pursuant to Canadian Securities Laws, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (i) if completed by the Company at the date of the Preliminary Prospectus, would be a significant acquisition for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business for the purposes of Canadian Securities Laws.

Mining and Environmental Matters

(oo)	Properties and Assets. The Company and/or the Subsidiaries are, directly or indirectly, the absolute legal and beneficial owners of and have good and marketable title to, all Mineral Properties, such properties and assets are free of all Liens (subject to deeds of hypothecation that have been registered pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement), except for the royalty agreements and contingent consideration agreements in respect of the Mineral Properties with the liquidator of BCL Limited, as described in the Public Record, and no other property rights (including surface or access rights) are necessary for the conduct of the business in respect of the Mineral Properties as currently conducted or contemplated to be conducted. Any and all Contracts pursuant to which the Company and/or the Subsidiaries holds material assets or is entitled to the use of or to acquire ownership of material assets (whether directly or indirectly) are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and there is currently no material default of any of the provisions of any such agreements nor has any such default been alleged, and the Company after making due enquiries is not aware of any disputes or claims or basis for any claim that might or could adversely affect the right of the Company and/or the Subsidiaries to use, transfer, access or otherwise exploit property rights of the Mineral Properties and, other than annual mining licence fees and royalties payable to the Government of Botswana pursuant to the Mines and Minerals Act (1999), neither the Company nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof.

(pp)	Mineral Properties and Mining Rights. The Company and/or the Subsidiaries hold, mining licences or other conventional property, proprietary or contractual interests or rights, including access and surface rights, recognized in the jurisdiction in which the Mineral Properties are located in respect of the ore bodies and specified minerals located in the Mineral Properties, under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and/or the Subsidiaries to access the Mineral Properties and explore and exploit the minerals relating thereto as are appropriate in view of their respective rights and interests therein; all such properties, leases, concessions or claims in respect of the Mineral Properties have been validly located and recorded in accordance with all applicable laws and are valid, subsisting and in good standing.

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(qq)	Mineral Rights. The Mineral Rights are the only material mining licence, claim, lease or other mineral property rights in respect of the Mineral Properties. The Mineral Rights are validly held (directly or indirectly) by the Company. Other than the deeds of hypothecation that have been registered pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement, the Mineral Rights are free and clear of any material Liens and other than any statutory royalty payable on any minerals extracted and a further contractual royalty and contingent consideration payable pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement, no material royalty will be payable in respect of the Mineral Rights.

(rr)	Valid Title Documents. Any and all of the agreements and other documents and instruments pursuant to which the Company or a Subsidiary holds the Mineral Properties (including any option agreement or any interest in, or right to earn an interest in, any properties) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any Subsidiary thereto is in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. The Mineral Properties (and any option agreement or any interest in, or right to earn an interest in, such Mineral Properties) are not subject to any right of first refusal or purchase or acquisition rights.

(ss)	Possession of Permits and Authorizations. The Company and each of the Subsidiaries, as the case may be, has obtained, or has applied for, all Authorizations necessary to carry on the business of the Company and the Subsidiaries, including with respect to the Mineral Properties, as it is currently conducted. The Company and each of the Subsidiaries is in compliance with the terms and conditions of such Authorizations, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. All of the Authorizations issued to date are valid, subsisting, in good standing and in full force and effect and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of such Authorizations, or any notice advising of the refusal to grant any Authorization relating to the Mineral Properties that has been applied for or are in the process of being granted. The Company anticipates that all remaining Authorizations required for the conduct of it and its Subsidiaries’ businesses and operations as proposed to be conducted shall be obtained in the ordinary course of business without either such entity being subject to any material liabilities or obligations outside of the ordinary course or such Authorizations including conditions which may not be satisfied on a reasonable basis by the Company and/or the Subsidiaries, as applicable.

(tt)	No Expropriation. No part of the Mineral Properties has been taken, revoked, condemned, or expropriated by any Governmental Entity nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Company, been commenced, threatened, or is pending, nor does the Company have any knowledge of the intent or proposal to give such notice or commence any such proceedings.

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(uu)	No Indigenous Claims. To the knowledge of the Company: (i) there are no claims or actions with respect to indigenous rights currently outstanding, threatened or pending, with respect to the Mineral Properties; (ii) no land entitlement claims have been asserted nor have or any legal actions relating to indigenous issues been instituted with respect to the Mineral Properties; and (iii) no material disputes with any indigenous group in respect of the Mineral Properties exists or, are threatened or imminent.

(vv)	Material Compliance. The Company and the Subsidiaries are in material compliance with all Environmental Laws and all operations on the properties of the Company and the Subsidiaries, carried on by or on behalf of the Company and the Subsidiaries, have been conducted in all respects in accordance with good exploration, mining and engineering practices.

(ww)	Hazardous Substance. Neither the Company nor any Subsidiary has used, except in material compliance with all Environmental Laws and Permits, the Mineral Properties or any other properties or facilities which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance.

(xx)	Notice. Neither the Company nor any of the Subsidiaries has received any notice of, nor to the knowledge of the Company have any predecessor companies received notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws including in relation to the Mineral Properties, and neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company any predecessor companies, have settled any allegation of such non-compliance short of prosecution. There are no orders or directions of any Governmental Entity, made pursuant to Environmental Laws, requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or any Subsidiary, including the Mineral Properties, and neither the Company nor any Subsidiary has received notice of any such order or direction.

(yy)	Unresolved Claims. There are no unresolved claims, complaints, notices or requests for information received by the Company or any Subsidiary with respect to any alleged material violation by the Company or any Subsidiary of any Environmental Laws including with respect to the Mineral Properties, and to the knowledge of the Company, none that are threatened or pending; and to the knowledge of the no conditions exist at, on or under any properties now or previously owned, operated or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, has or would have a Material Adverse Effect.

(zz)	Corrective Action. Except as ordinarily or customarily issued with respect to any Environmental Permit, neither the Company nor any Subsidiary has received any notice, including relating to the Mineral Properties, wherein it is alleged or stated that the Company or any Subsidiary is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. Neither the Company nor any Subsidiary has received any notice from any federal, state, municipal or local Governmental Entity relating to inquiries regarding disposal sites in respect of the Mineral Properties.

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(aaa)	Environmental Audits. Neither the Company nor any Subsidiary is currently undertaking any environmental audits, evaluations, assessments, studies or tests relating to relating to the Company or any Subsidiary or any properties or assets owned or leased by them, except for ongoing assessments conducted by or on behalf of the Company and the Subsidiaries in the ordinary course of business.

(bbb)	Actions or Claims. There are currently no pending, or to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws in respect of the Mineral Properties against the Company or any Subsidiary.

Properties and Technical Information

(ccc)	Scientific and Technical Information. The Technical Reports comply in all material respects with the requirements of NI 43-101, including the information contained therein relating to scientific and technical information, and, to the knowledge of the Company, there have been no material adverse changes to such scientific or technical information since the date of such reports. The Technical Reports are the sole “current” technical reports of the Company for the purposes of NI 43-101. The Company has made available to the authors of the Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by such authors and, to the knowledge of the Company, none of such information contains any misrepresentation at the time such information was provided. The information set forth in the Prospectus and the Public Record relating to scientific and technical information, including any estimates of the mineral resources of the Mineral Properties, has been prepared in accordance with NI 43-101 and in compliance with the other Canadian Securities Laws of the Qualifying Jurisdictions.

(ddd)	Community Relationships, Artisanal Miners. The Company and the Subsidiaries currently maintain and reasonably expect to continue to maintain good relationships with the communities and persons affected by or located on the Mineral Properties, in all material respects, and there are no complaints, issues, proceedings or discussions which are ongoing or anticipated which could have the effect of interfering with, delaying or impairing the ability to explore, develop, exploit or otherwise operate the Mineral Properties, and the Company does not anticipate any issues or liabilities to arise on the Mineral Properties in respect of any artisanal mining activity that has adversely affected, or would adversely affect, the Company or the Subsidiaries’ ability to explore, develop, exploit or otherwise operate the Mineral Properties.

(eee)	Government Relationships. The Company and the Subsidiaries maintain good relationships and reasonably expect to continue to maintain good relationships with all Governmental Entities in the jurisdictions in which the Mineral Properties are located, or in which such parties otherwise carry on their business or operations in all material respects. All such relationships with Governmental Entities are intact and mutually cooperative and there exists no condition or state of fact or circumstances in respect thereof, that would prevent the Company and the Subsidiaries, as applicable, from conducting their business and all activities in connection with the Mineral Properties as currently or proposed to be conducted, and to the knowledge of the Company, there exists no actual or, threatened termination, limitation or other adverse modification in any such relationships with such Governmental Entities.

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(fff)	Change in Legislation. The Company is not aware of any legislation, regulation or change in government position published or contemplated by a legislative body or Governmental Entity, which it anticipates will materially and adversely affect the business (as currently carried on or proposed to be carried on), affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company on a consolidated basis.

(ggg)	Employment Laws. The Company and the Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, workers’ compensation, occupational health and safety, workplace laws, regulations and policies and pay equity and wages. There are no material claims, complaints, outstanding decisions, orders or settlements or pending claims, complaints, decisions, orders or settlements under any applicable laws related to human rights, employment standards, workers’ compensation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any of the foregoing.

(hhh)	Employee Plans. Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such employee plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws.

(iii)	Labour Matters. There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance outstanding, or to the knowledge of the Company, threatened or pending, against the Company or any Subsidiary which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company or the Subsidiaries and no union representation exists for the employees of the Company or any Subsidiary and no collective bargaining agreement is in place or being negotiated by the Company or any Subsidiary.

Offering Related Matters

(jjj)	Valid and Binding Documents. Each of the execution and delivery of this Agreement and the Warrant Indenture by the Company and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability may be limited by applicable laws in effect in the province of British Columbia.

(kkk)	All Consents and Approvals. All consents, approvals, Permits, Authorizations or filings as may be required under Applicable Securities Laws necessary for: (i) the execution and delivery of this Agreement and the Warrant Indenture; (ii) the creation, issuance, sale and delivery, as applicable, of Offered Units; and (iii) the consummation of the transactions contemplated hereby and thereby, have been made or obtained, as applicable, other than customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws.

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(lll)	Offering Documents. Each of the Preliminary Prospectus, the Amended Prospectus, the Final Prospectus, the U.S. Private Placement Memorandum, and the Marketing Document, the execution and filing of each of the Preliminary Prospectus, the Amended Prospectus, the Final Prospectus and the filing of the Marketing Document with the Canadian Securities Regulators and the delivery of the U.S. Private Placement Memorandum have been or will be prior to the filing or use thereof duly approved and authorized by all necessary corporate action of the Company, and the Final Prospectus will be duly executed by and filed on behalf of the Company.

(mmm)	Absence of Breach or Default. (i) The Company is not in breach or default of, and (ii) the execution and delivery of this Agreement and the Warrant Indenture and the performance by the Company of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any material statute, rule or regulation applicable to the Company, including the Applicable Securities Laws; (B) the constating documents or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instrument or Material Agreement; or (D) any judgment, decree or order binding the Company, the Subsidiaries or their properties or assets. The execution and delivery of this Agreement and the Warrant Indenture and the performance by the Company of its obligations hereunder or thereunder do not and will not result in the creation or imposition of any Lien on the Company, its Subsidiaries or their properties or assets, and do not and will not give others a right to the acceleration, repurchase, redemption or repayment of all or any portion of indebtedness of the Company or its Subsidiaries.

(nnn)	Corporate Actions. All necessary corporate action has been taken by the Company so as to: (i) validly authorize the issuance of and issue the Unit Shares as fully paid and nonassessable Common Shares on Closing; (ii) validly create the Warrants and authorize the issuance of and issue the Warrants on Closing; and (iii) validly allot the Warrant Shares and authorize the issuance of the Warrant Shares as fully paid and non-assessable Common Shares upon the due exercise of the Warrants in accordance with the terms of the Warrant Indenture.

(ooo)	Validly Issued Unit Shares. The Unit Shares have been duly and validly authorized for issuance and sale and when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, the Unit Shares will be validly issued as fully paid and non-assessable Common Shares.

(ppp)	Validly Issued Warrants. The Warrants have been duly and validly created and authorized for issuance and when issued and delivered by the Company pursuant to this Agreement and the Warrant Indenture, the Warrants will be validly issued.

(qqq)	Validly Authorized Warrant Shares. The Warrant Shares to be issued have been duly and validly authorized and reserved for issuance and, upon due exercise of the Warrants in accordance with their terms and against payment of the consideration therefor, when issued and delivered by the Company, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

(rrr)	Listing. The Company has filed with the TSXV and the Nasdaq all necessary documents and has taken, or will have taken prior to the Closing Time, all necessary steps to ensure that, at the Closing Time, the Unit Shares, Warrants and Warrant Shares will be listed and posted for trading on the TSXV and that the Unit Shares and Warrant Shares will be listed Nasdaq, in each case subject only to their issuance.

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(sss)	Fees and Commissions. Other than the Agents (or any members of their selling group) pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering.

(ttt)	Entitlement to Proceeds. Other than the Company, there is no person that is or will be entitled to the proceeds of the Offering under the terms of any Material Agreement, Debt Instrument or other document or instrument (written or unwritten).

(uuu)	Continuous Disclosure. The Company has filed all periodic and timely continuous disclosure documents that it is required to have filed by each of the following: (i) Applicable Securities Laws; (ii) an order issued by the regulator or securities regulatory authority; and (iii) an undertaking to the regulator or securities regulatory authority.

9.	Conditions to Closing

9.1	The following are conditions to the completion of the Agents’ obligation as contemplated in this Agreement, which conditions shall have been fulfilled by the Company, as applicable, on or prior to the Closing Time, other than as may be waived in writing in whole or in part by the Agents:

(a)	the board of directors of the Company will have authorized and approved the execution and delivery of this Agreement, the Warrant Indenture and the Prospectus and the performance of all obligations hereunder and thereunder, including the sale and issuance of the Offered Units, and all matters relating to the foregoing;

(b)	the Agents shall have received a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officers as may be acceptable to the Agents, acting reasonably, addressed to the Agents and their counsel and dated the Closing Date, with respect to (i) the constating documents of the Company, (ii) all resolutions, minutes or other records of various proceedings and actions of the Company’s board of directors, relating to the Offering and this Agreement and the transactions contemplated hereby and thereby, and (iii) the incumbency and specimen signatures of signing officers of the Company, in the form of a certificate of incumbency and such further certificates and other documentation as may be contemplated in this Agreement or as the Agents or their counsel may reasonably require;

(c)	the Agents shall have received, if requested, a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officers as may be acceptable to the Agents, acting reasonably, addressed to the Agents and their counsel and dated the Closing Date, in form and content satisfactory to the Agents, acting reasonably, certifying that:

(i)	no order, ruling or determination having the effect of suspending the sale of the Offered Units or ceasing the trading of any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

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(ii)	there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), obligations (whether absolute, accrued, conditional or otherwise), business, affairs, capital, ownership, control, management, operations, results of operations or prospects of the Company and its subsidiaries, on a consolidated basis, since the date hereof;

(iii)	the Prospectus (except the Agents Information) complies with Canadian Securities Laws, does not contain a misrepresentation and contains full, true and plain disclosure of all material facts relating to the Company, the Offering and the Offered Units as required by Canadian Securities Laws

(iv)	no default or event exists and is then continuing under this Agreement and no event exists that, but for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition after that event, would constitute a default or event of default under this Agreement;

(v)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Closing Time, with the same force and effect as if made as at the Closing Time after giving effect to the transactions contemplated hereby, subject to any qualifications set out herein or therein; and

(vi)	the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Agents, at or prior to the Closing Time;

(d)	the Agents shall have received favourable legal opinions addressed to the Agents, in form and substance satisfactory to the Agents’ counsel, dated the Closing Date, from legal counsel to the Company, and where appropriate, local counsel to the Company in the other Qualifying Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Company, with respect to the following matters:

(i)	the incorporation and subsistence of the Company under the laws of its jurisdiction of incorporation and as to the Company having the requisite corporate power and capacity under the laws of its jurisdiction of incorporation to carry on business and to own, lease and operate properties and assets;

(ii)	the authorized and issued capital of the Company (which opinion as to the number of outstanding Common Shares shall be based solely on a certificate of the transfer agent of the Company);

(iii)	the corporate power and authority of the Company to execute, deliver and perform its obligations under this Agreement and the Warrant Indenture, and to create, issue and sell the Offered Units;

(iv)	this Agreement and the Warrant Indenture having been duly authorized, executed and delivered by the Company, and constituting a valid and legally binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law and such other customary qualifications for an opinion of such nature as may be reasonably agreed to by counsel of the Company and counsel of the Agents;

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(v)	the execution and delivery of this Agreement and the Warrant Indenture and the performance by the Company of its obligations hereunder and thereunder, and that the sale and issuance of the Offered Units, do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with the constating documents of the Company, any resolutions of the shareholders or directors (including committees of the board of directors) of the Company, or any corporate laws applicable to the Company;

(vi)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus and the filing thereof with the Canadian Securities Regulators, the filing of the Marketing Document with the Canadian Securities Regulators and the delivery of each of the U.S. Private Placement Memorandum;

(vii)	the Unit Shares having been validly issued by the Company as fully paid and non-assessable Common Shares;

(viii)	the Warrants having been duly and validly created and issued by the Company and the Warrant Shares issuable on exercise of such Warrants have been reserved and authorized and allotted for issuance by the Company and will, upon the due exercise of the Warrants in accordance with the terms of the Warrant Indenture, the Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

(ix)	the rights, privileges, restrictions and conditions attaching to the Offered Units and conform in all material respects with the description thereof set forth in the Prospectus;

(x)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, Permits, consents and Authorizations of the Canadian Securities Regulators in each of the Qualifying Jurisdictions have been obtained by the Company to qualify the distribution to the public of the Offered Units in each of the Qualifying Jurisdictions through persons who are registered under Canadian Securities Laws;

(xi)	the first trade in the Unit Shares and Warrant Shares will be exempt from, or will not be subject to, the prospectus requirements of the Canadian Securities Laws and no filing, proceeding, approval, consent or Authorization will be required to be made, taken or obtained under Canadian Securities Laws to permit any such trade or resale in Canada through persons registered under Canadian Securities Laws;

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(xii)	as to the Company being a reporting issuer (or the equivalent) under Canadian Securities Laws in the Reporting Jurisdictions, and not being included on a list of defaulting reporting issuers maintained by the Canadian Securities Regulators;

(xiii)	the statements and opinions concerning tax matters set forth in the Prospectus under the headings (including for certainty, all subheadings under such headings) “Canadian Federal Income Tax Considerations” and “Eligibility for Investment” insofar as they purport to describe the provisions of the laws referred to therein are fair and adequate summaries of the matters discussed therein subject to the qualifications, assumptions and limitations set out under such headings;

(xiv)	the Unit Shares, Warrants and Warrant Shares have been conditionally approved for listing and posting for trading on the TSXV, subject only to the satisfaction by the Company of customary post-closing conditions imposed by the TSXV, and the Nasdaq has been notified of the Offering; and

(xv)	as to such other matters as the Agents’ legal counsel may reasonably request prior to the Closing Time.

(e)	the Agents shall have received a favourable legal opinion addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, from local counsel to the Company, which counsel in turn may rely, as to matters of fact, on certificates of public officials (as appropriate) with respect to title matters and ownership interests of each of the Mineral Properties and the registered Liens thereon;

(f)	the Agents shall have received favourable legal opinions addressed to the Agents, in form and substance satisfactory to the Agents’ counsel, dated the Closing Date, from legal counsel to the Company regarding each Material Subsidiary in form and substance satisfactory to the Agents, acting reasonably, with respect to the following matters:

(i)	as to the Material Subsidiary having been incorporated and existing under its jurisdiction of incorporation;

(ii)	as to the Material Subsidiary having all requisite corporate power and capacity to carry on business and to own, lease and operate properties and assets; and

(iii)	as to the authorized and issued share capital of the Material Subsidiary and the registered holders of the outstanding capital;

(g)	if any Offered Units are sold to, or for the account or benefit of, a person in the United States or a U.S. Person pursuant to Schedule “A” attached hereto, the Agents shall have received a favourable legal opinion addressed to the Agents, dated the Closing Date, from Haynes and Boone, LLP, such opinion to be subject to usual and customary qualifications and assumptions for opinions of this type, in form satisfactory to the Agents and their counsel, acting reasonably, to the effect that it is not necessary in connection with the offer and sale of the Offered Units to, or for the account or benefit of, persons the United States or U.S. Persons in the manner contemplated by and pursuant to this Agreement (including Schedule “A”) and the U.S. Placement Memorandum, to register the Offered Units under the U.S. Securities Act, it being understood that no opinion is expressed as to any subsequent resale of the Offered Units;

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(h)	the Agents shall have received from the Company’s auditors a letter, dated as of the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 5.1(d);

(i)	the Company will have caused the Transfer Agent to deliver a certificate as to the number of issued and outstanding Common Shares;

(j)	the Agents shall have received a certificate of good standing or similar certificate with respect to the jurisdiction in which each of the Company and the Material Subsidiaries is incorporated and evidence of all extra-jurisdictional registrations, as applicable;

(k)	this Agreement, the Subscription Agreements and the Investor Questionnaires shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel acting reasonably;

(l)	the Agents shall have received executed copies of the lock-up agreements required by the Agents pursuant to Section 7.1(o);

(m)	the Agents shall have received copies of the correspondence from and to the TSXV and Nasdaq indicating that the TSXV has conditionally approved the Offering and the listing and posting for trading of the Unit Shares, Warrants and Warrant Shares, subject only to customary post-closing conditions imposed by the TSXV, and that the Nasdaq has been notified of the Offering;

(n)	prior to the Closing Time, the Agents will have been provided with timely access to all information reasonably required to permit them to conduct a due diligence investigation of the Company (including the Mineral Properties) and their business operations, properties, assets, affairs, prospects and financial condition, including access to their management (including its qualified person(s) for purposes of NI 43-101), in connection with one or more due diligence sessions to be held prior to the Closing Time and the Agents being satisfied, in their sole discretion, with the due diligence review of the Company and the Mineral Properties;

(o)	prior to the Closing Time, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or relating to the Mineral Properties, as applicable, shall have been disclosed to the Agents in writing;

(p)	the Company shall have made and/or obtained all necessary filings, approvals, Permits, consents and Authorizations to or from, as the case may be, the board of directors of the Company, the Securities Regulators, the TSXV, the Nasdaq and any other applicable person required to be made or obtained by the Company in connection with the transactions contemplated by this Agreement, on terms which are acceptable to the Agents, acting reasonably;

(q)	no Agent will have exercised any rights of termination set forth in this Agreement; and

(r)	such further documents as may be contemplated by this Agreement or as SCP, on behalf of the Agents, may reasonably require.

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10.	Closing

10.1	The Offering will be completed by electronic exchange at the Closing Time or such other date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Closing Time or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Agents, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

10.2	At the Closing Time:

(a)	The Company shall deliver to the Lead Agents the Offered Units to be settled through the Agents, in physically certificated form or in electronic form, as directed by the Lead Agents, with such Offered Units being registered as directed by the SCP, on behalf of the Agents; and

(b)	SCP, on behalf of the Agents, shall deliver to the Company the Gross Proceeds of the Offering less (i) the Commission; and (ii) the Agents’ Expenses; and (iii) if applicable, any portion of the Gross Proceeds that were direct-settled between any Purchasers and the Company.

10.3	It is understood that the Agents may waive in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement on behalf of the Agents and the Purchasers without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Agents and the Purchasers, any such waiver or extension must be in writing.

11.	Rights of Termination.

11.1	The Agents (or any one of them) shall be entitled, at their option, to terminate and cancel, without any liability, their (or its) obligations hereunder and those of the Purchasers, by written notice to that effect given to the Company on or before Closing if at any time prior to the Closing (the “Termination Rights”):

(a)	Material Change. There shall be any material change or change in a material fact with respect to the Company or its business, or there should be discovered any previously undisclosed material fact with respect to the Company or its business required to be disclosed, which, in the reasonable opinion of the Agents (or any one of them), has or would be expected to have a material adverse effect on the market price or value of the Offered Units;

(b)	Disaster. (i) There should develop, occur or come into effect or existence any event, action, state, condition (including terrorism, disease, virus, plague or accident) or major financial occurrence of national or international consequence, or a new or change in any law or regulation which in the reasonable opinion of the Agents (or any one of them), materially adversely effects or may reasonably be expected to materially adversely affect the financial markets or the business, operations or affairs of the Company and the Material Subsidiaries taken as a whole or the market price or value of the securities of the Company; (ii) any inquiry, action, suit, proceeding or investigation (whether formal or informal) is commenced, announced or threatened in relation to the Company or any one of the officers or directors of the Company where wrong-doing is alleged or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including the TSXV, the Nasdaq or any securities commission, which involves a finding of wrong-doing and which in the reasonable opinion of the Agents (or any one of them) materially adversely affects or may materially adversely affect, the business, operations or affairs of the Company and the Material Subsidiaries taken as a whole or the market price or value of the securities of the Company; (iii) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the Offered Units or any other securities of the Company is made or threatened by a securities regulatory authority;

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(c)	Breach. The Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false;

(d)	Due Diligence. The Agents (or any one of them), are not satisfied, in their sole discretion, acting reasonably, with the completion of their due diligence investigations; or

(e)	Market. The state of the financial markets in Canada or elsewhere where it is planned to market the Offered Units is such that, in the reasonable opinion of the Agents (or any one of them), the Offered Units cannot be marketed profitably.

11.2	Exercise of Termination Rights. The Termination Rights contained in this Section 11 may be exercised by any of the Agents and is in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event the Termination Rights are exercised by an Agent, there shall be no further liability on the part of that Agent to the Company or on the part of the Company to that Agent except in respect of any liability which may have arisen or may arise after such exercise of the Termination Right in respect of acts or omissions prior to such termination or under Section 12 and Section 13 of this Agreement.

12.	Indemnity

12.1	The Company and each of the Subsidiaries (collectively, the “Indemnifying Party”) hereby agree to indemnify and hold harmless the Agents and each other member of their selling group and each of their subsidiaries and Affiliates, and each of their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), to the full extent lawful, from and against any and all losses (other than loss of profits), claims (including shareholder actions, derivative or otherwise), actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, expenses and taxes of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceedings, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the professional services rendered under this Agreement, whether performed before or after the Indemnifying Party’s execution of this Agreement and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim. In case any action, suit, proceeding or claim is brought against an Indemnified Party, or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Indemnifying Party, the Indemnified Party will give the Indemnifying Party prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Indemnifying Party will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected, acting reasonably, and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Indemnifying Party of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Indemnifying Party of substantive rights or defences.

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12.2	No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnifying Party and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld, delayed or conditioned. Notwithstanding that the Indemnifying Party will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party, unless:

(a)	employment of such counsel has been authorized in writing by the Indemnifying Party;

(b)	the Indemnifying Party has not assumed the defence of the action within a reasonable period of time after receiving notice of the Claim;

(c)	the named parties to any such claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party; or

(d)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party such that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party; in which case such fees and expenses of such counsel to the Indemnified Party will be for the account of the Indemnifying Party. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise.

12.3	The Indemnifying Party also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnifying Party or any person asserting claims on behalf of or in right of the Indemnifying Party for or in connection with the professional services rendered under this Agreement except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Indemnifying Party are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the gross negligence, fraud or wilful misconduct of such Indemnified Party. The Indemnifying Party will not, without the Indemnified Party’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

12.4	The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were primarily caused by the gross negligence, fraud or wilful misconduct of the Indemnified Party.

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12.5	The Indemnifying Party agrees to waive any right the Indemnifying Party may have of first requiring the Indemnified Party to proceed against or enforce any right, power, remedy or security or claim payment from any other person before claiming under this indemnity. If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to any Indemnified Party or is insufficient to hold the any Indemnified Party harmless, the Indemnifying Party shall contribute to the amount paid or payable to the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party or its shareholders on the one hand and the Indemnified Party on the other hand but also the relative fault of the Indemnifying Party or any Indemnified Party as well as any relevant equitable considerations, provided that the Indemnifying Party shall in any event contribute to the amount paid or payable to an Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees actually received by the Indemnified Party. Notwithstanding any other provision herein, the Agents shall not in any event be liable to contribute, in the aggregate, any amounts in excess of any fee actually received by the Agents and the Indemnifying Party shall be responsible for the balance, whether or not they have been sued.

12.6	The Indemnifying Party hereby constitutes SCP as trustee for each of the other Indemnified Parties of the covenants of the Indemnifying Party under this indemnity with respect to such persons and SCP agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

12.7	The Indemnifying Party agrees that if any action, suit, proceeding or claim shall be brought against, or an investigation commenced in respect of the Indemnifying Party, or the Indemnifying Party and the Agents, and personnel of the Agents shall be required to testify, participate or respond in respect of or in connection with the professional services rendered under this Agreement, the Agents shall have the right to employ its own counsel in connection therewith and the Indemnifying Party will reimburse the Agents and any Indemnified Party monthly for the time spent by their respective personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of the Agent’s and any Indemnified Party’s counsel.

12.8	The indemnity and contribution obligations of the Indemnifying Party under this Section 12, in each instance, shall be in addition to any liability which such Indemnifying Party may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Indemnifying Party, the Agents and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of professional services rendered under this Agreement.

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13.	Expenses

13.1	The Company will pay all reasonable expenses and fees in connection with the Offering, including (i) all expenses of or incidental to the creation, issue, sale, and distribution of the Offered Units and the filing of the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus; (ii) all costs incurred in connection with the preparation of all other documentation relating to the Offering; (iii) the fees and expenses of the Company’s legal counsel; (iv) the reasonable fees and expenses of the Agents’ and their U.S. Affiliates legal counsel (up to a maximum of $150,000 exclusive of disbursements and applicable taxes in respect of Canadian counsel and up to a maximum of US$35,000 for United States counsel); and (v) all reasonable out-of-pocket expenses (plus applicable taxes) of the Agents, in each case incurred by Agents or on their behalf (collectively, the “Agents’ Expenses”). The Company will also be responsible for any exigible HST on the foregoing amounts. The Company covenants and agrees to fully reimburse the Agents from time to time for all such reasonable expenses as soon as practical following the receipt by the Company of one or more invoices.

13.2	The Agents’ Expenses shall be payable whether or not the Offering is completed.

14.	Advertisements

14.1	The Company acknowledges that the Agents shall have the right, at their own expense, to place such advertisement or advertisements relating to the sale of the Offered Units contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Company and the Agents each agree that they will not make public any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus or registration requirements of Applicable Securities Laws in any of the provinces of Canada or the United States or any other jurisdiction in which the Offered Units shall be offered and sold not being available.

15.	Agents’ Consideration

15.1	In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents a cash fee equal to 6.0% of the aggregate Gross Proceeds, other than in respect of sales of the Offered Units to the President’s List on which a cash fee equal to 2.0% shall be paid in respect of up to $7,000,000 of the Gross Proceeds received from Purchasers on the President’s List (the “Commission”). The obligation of the Company to pay the Commission shall arise at the Closing Time and will be netted out of the Gross Proceeds payable to the Company.

16.	Agents’ Business

16.1	The Company acknowledges that the Agents may be engaged in securities trading and brokerage activities, and providing investment banking, investment management, financial and financial advisory services. In the ordinary course of their trading, brokerage, investment and asset management and financial activities, the Agents and their affiliates may hold long or short positions, and may trade or otherwise effect or recommend transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Company or any other company that may be involved in any transaction with the Company. Each Agent and its affiliates may also provide a broad range of normal course financial products and services to its customers (including, but not limited to banking, credit derivative, hedging and foreign exchange products and services), including companies that may be involved in any transaction with the Company.

16.2	The Company acknowledges and agrees that the Agents are acting solely as agents in connection with the purchase and sale of the Offered Units. The Company further acknowledges and agrees that: (i) the purchase and sale of the Offered Units pursuant to this Agreement, including the determination of the subscription price of the Offered Units and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the Agents, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Agents are and have been acting solely as principals and are not the agents or fiduciaries of the Company or its shareholders, creditors, employees or any other party; (iii) the Agents have not assumed and will not assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) and the Agents do not have any obligations to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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17.	Action by Agents

17.1	All actions which must be taken or may be taken by the Agents in connection with this Agreement may be taken by the SCP on behalf of the other Agents and this is an irrevocable authority for the Company accepting notification of any such actions provided that, as between the Agents, SCP agrees to consult with the other Agents with respect to such actions.

18.	Survival of Warranties, Representations, Covenants and Agreements

18.1	All representations, warranties, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Agents with respect thereto, shall continue in full force and effect for the benefit of the Agents, as applicable for a period of three years following the Closing Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agents by the Company or the contribution obligations of the Agents or those of the Company shall survive and continue in full force and effect, indefinitely, subject only to the applicable limitation period prescribed by law.

19.	General Contract Provisions

19.1	Notices. Any notice or other communication to be given hereunder shall be in writing and shall be given by physical delivery or electronic transmission, as follows:

if to the Company:

NexMetals Mining Corp.

3123 – 595 Burrard Street

Vancouver, BC V7X 1J1

Canada

Attention:	Morgan Lekstrom, Chief Executive Officer
Email:	[redacted – personal information]

with a copy (not to constitute notice) to:

DuMoulin Black LLP

1111 West Hastings Street, 15th Floor

Vancouver, BC V6E 2J3

Attention:	Jason Sutherland
Email:	[redacted – personal information]

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or if to the Agents (on behalf of the Agents to):

SCP Resource Finance LP

70 York Street, 7th Floor

Toronto, ON M5J 1S9

Attention:	David Wargo
Email:	[redacted – personal information]

with a copy (not to constitute notice to the Agents) to:

Miller Thomson LLP

40 King Street West, Suite 6600

Toronto, ON M5H 3S1

Attention:	Andrew Powers & Jeffrey Gebert
Email:	[redacted – personal information]

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being electronically transmitted and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or facsimile number.

19.2	Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

19.3	Entire Agreement. This Agreement constitutes the entire agreement between the Agents and the Company relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the Engagement Letter. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.

19.4	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

19.5	Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company and the Agents and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein this Agreement shall not be assignable by any party without the written consent of the others.

19.6	Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

19.7	Time of the Essence. Time shall be of the essence for all provisions of this Agreement.

19.8	Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

19.9	Counterparts and Electronic Execution. This Agreement may be executed and delivered in PDF or by other electronic transmission in one or more counterparts which, together, shall constitute an original copy of this Agreement as of the date first noted above.

[Remainder of page intentionally left blank. Signature pages follow.]

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If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

SPC RESOURCE FINANCE LP by its general partner, SCP RESOURCE FINANCE GP INC.

Per:	“David Wargo”
Authorized Signatory

RAYMOND JAMES LTD.

Per:	“Rajiv Chail”
Authorized Signatory

CORMARK SECURITIES INC.

Per:	“Kevin Tychon”
Authorized Signatory

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The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

NEXMETALS MINING CORP.

Per:	“Morgan Lekstrom”
Authorized Signatory

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Schedule “A”

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

This is Schedule “A” to the Agency Agreement dated as of November 12, 2025 between the Company and the Agents.

1.	Interpretation

1.1	As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agency Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)	“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

(b)	“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D;

(c)	“Foreign Issuer” means “foreign issuer” as defined in Rule 405 under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means any issuer which is (i) the government of any country other than the United States or of any political subdivision of a country other than the United States; or (ii) a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (a) the majority of the executive officers or a majority of the directors are United States citizens or residents, (b) more than 50 percent of the assets of the issuer are located in the United States, or (c) the business of the issuer is administered principally in the United States;

(d)	“General Solicitation” and “General Advertising” means “general solicitation” or “general advertising”, as those terms are used under Rule 502(c) of Regulation D. Without limiting the foregoing, but for greater clarity in this Schedule “A”, general solicitation or general advertising includes, but is not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or on the internet, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(e)	“Offered Securities” means the Offered Units, the Unit Shares and Warrants comprising the Offered Units, and the Warrant Shares issuable upon exercise of the Warrants;

(f)	“Offshore Transaction” means an “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

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(g)	“Registration Rights Agreement” means the Registration Rights Agreement between the Company and each U.S. Purchaser, in the form attached as Exhibit C to the U.S. Placement Memorandum.

(h)	“Regulation D Securities” means the Offered Securities offered and sold to, or for the account or benefit of, persons in the United States and U.S. Persons pursuant to Rule 506(b) of Regulation D;

(i)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

(j)	“U.S. Accredited Investor Agreement” means the U.S. Accredited Investor Agreement in the form attached as Exhibit A to the U.S. Private Placement Memorandum;

(k)	“U.S. QIB Agreement” means the U.S. QIB Agreement in the form attached as Exhibit B to the U.S. Private Placement Memorandum; and

(l)	“U.S. Purchaser” means any Purchaser of Offered Units that is, or is acting for the account or benefit of, a person in the United States or a U.S. Person, or any person offered the Offered Units in the United States (except persons excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(i) of Regulation S), or that was in the United States when the buy order was made or when the U.S. Accredited Investor Agreement or U.S. QIB Agreement, as applicable, pursuant to which it is acquiring Offered Units was executed or delivered.

2.	Representations, Warranties and Covenants of the Agents

2.1	Each Agent acknowledges that the Offered Securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Offered Units may not be offered by the Agent for sale by the Company to, or for the account or benefit of, a person in the United States or a U.S. Person, except pursuant to Rule 506(b) of Regulation D and similar exemptions from the registration requirements of applicable U.S. state securities laws.

2.2	Each Agent, severally and not jointly, represents, warrants, covenants and agrees, and will cause any U.S. Affiliate affiliated with or appointed by the Agent, to comply with such representations, warranties, covenants and agreements, to and with the Company, as at the date hereof and as at the Closing Date, that:

(a)	It has not offered or sold, and will not offer or sell, at any time any Offered Units except offers of the Offered Units for sale by the Company (a) in Offshore Transactions in compliance with Rule 903 of Regulation S, or (b) to, or for the account or benefit of, persons in the United States and U.S. Persons that are U.S. Accredited Investors or Qualified Institutional Buyers in accordance with Rule 506(b) of Regulation D and similar exemptions under applicable U.S. state securities laws and as provided in paragraphs (b) through (n) below. Accordingly, none of the Agent, its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent) or any person acting on any of their behalf, has made or will make (except as permitted in this Schedule “A”): (i) any offer to sell, or any solicitation of an offer to buy, any Offered Units to, or for the account of, a person in the United States or a U.S. Person; (ii) any sale of Offered Units to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was not, and was not acting for the account or benefit of, a person in the United States or a U.S. Person, or the Agent, its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent) or any person acting on any of their behalf, reasonably believed that such Purchaser was not, and was not acting for the account or benefit of, a person in the United States or a U.S. Person; or (iii) any Directed Selling Efforts.

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(b)	It has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Offered Units except with the U.S. Affiliate, any Selling Group member or with the prior written consent of the Company. The Agent shall require the U.S. Affiliate affiliated with or appointed by it in connection with the Offering to agree, and each Selling Group member appointed by it to agree, for the benefit of the Company, to comply with, and shall use commercially reasonable efforts to ensure that such U.S. Affiliate and such Selling Group member engaged by it complies with, the same provisions of this Schedule “A” as apply to the Agent as if such provisions applied to such U.S. Affiliate and such Selling Group member engaged by it.

(c)	All offers of Offered Units for sale by the Company that have been or will be made by it to, or for the account or benefit of, persons in the United States and U.S. Persons, have or will be made through the U.S. Affiliate and in compliance with all applicable U.S. federal and state broker-dealer requirements. Any U.S. Affiliate affiliated with or appointed by the Agent to make such offers of the Offered Units for sale by the Company to, or for the account or benefit of, persons in the United States or U.S. Persons, is on the date hereof, and will be on the date of each such offer and sale, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were or will be made (unless exempted from the respective state’s broker-dealer registration requirements), and a member in good standing with the Financial Industry Regulatory Authority, Inc.

(d)	None of the Agent, its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent), or any person acting on any of their behalf has utilized, and none of such persons will utilize, any form of General Solicitation or General Advertising in connection with the offer and sale of the Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons, or has offered or will offer any Offered Units in any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the U.S. Securities Act.

(e)	Immediately prior to soliciting any offerees that are, or are acting for the account or benefit of, persons in the United States or U.S. Persons, the Agent, its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent), and any person acting on any of their behalf had reasonable grounds to believe and did believe that each such offeree was a U.S. Accredited Investor or a Qualified Institutional Buyer, as applicable, with respect to which the Agent or its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent) has a pre-existing business relationship; and at the time of completion of each sale to, or for the account or benefit of, a person in the United States or a U.S. Person solicited by it, the Agent, its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent), and any person acting on any of their behalf will have reasonable grounds to believe and will believe, that each such U.S. Purchaser is a U.S. Accredited Investor or a Qualified Institutional Buyer, as applicable.

(f)	All offerees of the Offered Units that are, or are acting for the account or benefit of, persons in the United States or U.S. Persons solicited by it shall be informed that the Offered Securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and that the Offered Units are being offered and sold to such persons pursuant to the exemption afforded by Rule 506(b) of Regulation D and similar exemptions under applicable U.S. state securities laws.

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(g)	The Agent agrees to deliver, through the U.S. Affiliate, to each person in the United States or U.S. Person from whom it solicits any offer to buy the Offered Units from the Company, the U.S. Private Placement Memorandum, including the applicable Prospectus. No other written material will be used in connection with the offer of the Offered Units for sale by the Company to, or for the account or benefit of, persons in the United States or U.S. Persons.

(h)	Prior to completion of any sale by the Company of Offered Units to, or for the account or benefit of, a person in the United States or a U.S. Person solicited by the Agent, each such U.S. Purchaser will be required to provide to the Agent, or the U.S. Affiliate, an executed U.S. Accredited Investor Agreement (if such person is a U.S. Accredited Investor) or a U.S. QIB Agreement (if such person is a Qualified Institutional Buyer). The Agent shall provide the Company with copies of all such completed and executed U.S. Accredited Investor Agreements and U.S. QIB Agreements for acceptance by the Company.

(i)	At least two Business Days prior to the Closing Date, the Agent will provide the Company with a list of all U.S. Purchasers solicited by it through the U.S. Affiliate.

(j)	At the Closing, the Agent will, together with the U.S. Affiliate, if applicable, provide a certificate, substantially in the form of Annex I to this Schedule “A”, relating to the manner of the offer of the Offered Units for sale by the Company to, or for the account or benefit of, persons in the United States and U.S. Persons. Failure to deliver such a certificate shall constitute a representation by such Agent and such U.S. Affiliate, if applicable, that neither it nor anyone acting on its behalf has offered Offered Units for sale by the Company to, or for the account or benefit of, persons in the United States or U.S. Persons.

(k)	None of the Agent, any of its affiliates (including any U.S. Affiliate affiliated with or appointed by the Agent) or any person acting on any of their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Units.

(l)	It acknowledges that until 40 days after the commencement of the Offering, an offer or sale of the Offered Units within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirement of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act.

(m)	As of the Closing Date, with respect to Regulation D Securities, the Agent represents that none of (i) the Agent or its U.S. Affiliate(s), (ii) the Agent’s or its U.S. Affiliate(s)’ general partners or managing members, (iii) any of the Agent’s or its U.S. Affiliate(s)’ directors or executive officers or any other officers of the Agent or of its U.S. Placement Agent(s) participating in the offering of the Regulation D Securities, (iv) any of the Agent’s or its U.S. Affiliate(s)’ general partners’ or managing members’ directors or executive officers or other officers participating in the offering of the Regulation D Securities or (v) any other person associated with any of the above persons that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of Regulation D Securities (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to a Disqualification Event, except for a Disqualification Event (i) covered by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Company prior to the date hereof. Neither it nor its affiliates (including its U.S. Affiliate(s)) has paid or will pay, nor is it aware of any other person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons) for solicitation of U.S. Purchasers of the Regulation D Securities.

(n)	As of the Closing Date, the Agent represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of U.S. Purchasers in connection with the sale of any Regulation D Securities.

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3.	Representations, Warranties and Covenants of the Company

3.1	The Company represents, warrants, covenants and agrees to and with the Agents, as of the date hereof and the Closing Date, that:

(a)	The Company is, and at the Closing Date will be, a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest in the common shares of the Company.

(b)	The Company is not, and following the application of the proceeds from the sale of the Offered Units will not be, registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended.

(c)	The offer of the Offered Units to, or for the account or benefit of, persons in the United States and U.S. Persons by the Agents through the U.S. Affiliates, for sale by the Company, is not prohibited pursuant to a court order issued pursuant to Section 12(j) of the U.S. Exchange Act or any rules or regulations promulgated thereunder.

(d)	Except with respect to sales of Offered Units in accordance with this Agreement (including this Schedule “A”) to, or for the account or benefit of, persons in the United States or U.S. Persons that are U.S. Accredited Investors and Qualified Institutional Buyers, as applicable, in reliance upon the exemption from registration afforded by Rule 506(b) of Regulation D, none of the Company, its affiliates, or any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made), has made or will make: (a) any offer to sell, or any solicitation of an offer to buy, any Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons; or (b) any sale of Offered Units unless, at the time the buy order was or will have been originated, (i) the Purchaser is not, and is not acting for the account or benefit of, a person in the United States or a U.S. Person or (ii) the Company, its affiliates, and any person acting on any of their behalf reasonably believe that the Purchaser is not, and is not acting for the account or benefit of, a person in the United States or a U.S. Person.

(e)	During the period in which Offered Units are offered for sale, none of the Company, its affiliates, or any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has engaged in or will engage in any Directed Selling Efforts or has taken or will take any action that would cause the exemptions afforded by Rule 506(b) of Regulation D for offers and sales of Offered Units in the United States or to U.S. Persons or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of Offered Units outside the United States to non-U.S. Persons in accordance with the Agency Agreement, including this Schedule “A”.

(f)	None of the Company, its affiliates or any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons by means of any form of General Solicitation or General Advertising or has taken or will take any action that would constitute a public offering of the Offered Units in the United States within the meaning of Section 4(a)(2) of the U.S. Securities Act.

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(g)	None of the Company, any of its affiliates or any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates and any person acting on any of their behalf, as to whom no representation, warranty, covenant or agreement is made) has offered or sold, or will offer or sell, for a period commencing 30 days prior to the commencement of the Offering and ending 30 days following the Closing Date, any securities in a manner that would be integrated with the offer and sale of the Offered Securities and would cause (i) the exemption from registration provided by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Offered Units to, or for the account or benefit of, persons in the United States and U.S. Persons or (ii) the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Units outside the United States to non-U.S. Persons.

(h)	Neither the Company nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

(i)	None of the Company, any of its affiliates or any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates, or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Units.

(j)	None of the Company, any of its predecessors, any “affiliated” (as such term is defined in Rule 501(b) of Regulation D) issuer, any director or executive officer, any other officer of the Company participating in the offering of the Regulation D Securities, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale of the Regulation D Securities (other than any Dealer Covered Person (as defined below), as to whom no representation, warranty, acknowledgement, covenant or agreement is made) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event. The Company has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D and has furnished to the Agents a copy of any disclosures provided thereunder. The Company has not paid and will not pay, nor is it aware of any person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons (as defined below)) for solicitation of U.S. Purchasers of the Regulation D Securities.

(k)	If the Company determines that it is a “passive foreign investment company” for a given taxable year, the Company currently expects that it would provide the information necessary for U.S. holders to make a “QEF” election.

(l)	Upon the U.S. Purchaser’s written request, the Company will provide all of the information that would be required for United States income tax reporting purposes by the U.S. Purchaser making an election to treat the Company as a “qualified electing fund” for the purposes of the Internal Revenue Code of 1986, as amended (the “Code”), should the Company or the investor determine that the Company is a “passive foreign investment company” within the meaning of Section 1297 of the Code, in any calendar year following the purchase of the Offered Securities during which the U.S. Purchaser continues to hold any of the Offered Securities (the Company may elect to provide such information on its website).

(m)	The Company will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable U.S. state securities laws in connection with the offer and sale of the Offered Securities to, or for the account or benefit of, persons in the United States and U.S. Persons, including filing a Form D with the SEC, if applicable.

(n)	The Company will file a registration statement with the SEC relating to and providing for the resale of the Unit Shares and Warrant Shares issued or issuable to U.S. Purchasers in the Offering, in accordance with the terms of the Registration Rights Agreement.

4.	General

4.1	Each of the Agents (and the U.S. Affiliates) on the one hand and the Company on the other hand understand and acknowledge that the other parties hereto will rely on the truth and accuracy of the representations, warranties, covenants and agreements contained herein.

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EXHIBIT “I” TO SCHEDULE “A”

AGENT CERTIFICATE

In connection with the private placement to, or for the account or benefit of, persons in the United States and U.S. Persons of Offered Units of the Company pursuant to the Agency Agreement, the undersigned Agent and the undersigned Agent’s U.S. Affiliate, do hereby certify as follows:

(a)	the Offered Units have been offered and sold by us to, or for the account or benefit of, persons in the United States and U.S. Persons only by the U.S. Affiliate which was on the dates of such offers and sales, and is on the date hereof, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act, and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the Financial Industry Regulatory Authority, Inc.;

(b)	immediately prior to transmitting the U.S. Private Placement Memorandum to offerees that were, or were acting for the account or benefit of, persons in the United States or U.S. Persons, we had reasonable grounds to believe and did believe that each such person was a U.S. Accredited Investor, or a Qualified Institutional Buyer, as applicable, and we continue to believe that each U.S. Purchaser of Offered Units that we have solicited is a U.S. Accredited Investor, or a Qualified Institutional Buyer, as applicable, on the date hereof;

(c)	all offers and sales of the Offered Units by us to, or for the account or benefit of, persons in the United States and U.S. Persons have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements;

(d)	no form of General Solicitation and General Advertising was used by us in connection with the offer and sale of the Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons;

(e)	prior to the offer and sale of any Offered Units to, or for the account or benefit of, a person in the United States or a U.S. Person, each such offeree and U.S. Purchaser was provided with a copy of the U.S. Placement Memorandum, and no other written material was used by us in connection with the offer and sale of Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons;

(f)	prior to any sale of Offered Units to, or for the account or benefit of, a person in the United States or a U.S. Person, each such U.S. Purchaser thereof provided an executed U.S. Accredited Investor Agreement (for a U.S. Accredited Investor) or U.S. QIB Agreement (for a Qualified Institutional Buyer), and we provided the Company with copies of all such completed and executed agreements for acceptance by the Company;

(g)	neither we, nor our affiliates or any person acting on any of our behalf have taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Units;

(h)	all purchasers in the United States or who are, or purchased for the account or benefit of, U.S. Persons who were offered the Offered Units have been informed that the Offered Units have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers without registration in reliance on available exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws;

(i)	with respect to any Regulation D Securities, none of (i) the undersigned, (ii) the undersigned’s general partners or managing members, (iii) any of the undersigned’s directors or executive officers or any other officers participating in the offering of the Offered Securities, (iv) any of the undersigned’s general partners’ or managing members’ directors or executive officers or other officers participating in the offering of the Offered Securities or (v) any other person associated with any of the above persons, including any Selling Firm and any such persons related to such Selling Firm, that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of Offered Securities (each a “Dealer Covered Person”), is subject to any Disqualification Event;

(j)	The undersigned represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of U.S. Purchasers in connection with the sale of any Offered Securities to, or for the account or benefit of, persons in the United States or U.S. Persons; and

(k)	the offering of the Offered Units has been conducted by us in accordance with the terms of the Agency Agreement, including Schedule “A” attached thereto.

Capitalized terms used in this certificate have the meanings given to them in the Agency Agreement, including Schedule “A” thereto, unless otherwise defined herein.

DATED this _____day of_______________________, 2025.

[AGENT]	[U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title:

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Schedule “B”

OUTSTANDING CONVERTIBLE SECURITIES AND RIGHTS

TO ACQUIRE SECURITIES OF THE COMPANY

This is Schedule “B” to the Agency Agreement dated as of November 12, 2025 between the Company and the Agents.

1.	Stock Options Outstanding as at November 11, 2025

●	1,013,790 Options, exercisable for one Common Share as follows:

Options Outstanding	Options Exercisable	Expiry Date	Exercise Price $
160,736	160,736	January 26, 2026	7.80
21,250	21,250	February 25, 2026	32.00
55,335	55,335	September 29, 2026	18.20
49,940	49,940	October 25, 2026	40.00
97,499	97,499	January 20, 2027	48.00
163,330	108,887	August 8, 2028	35.00
151,700	101,133	August 14, 2029	22.00
15,000	10,833	December 4, 2029	9.80
287,500	143,750	March 18, 2030	10.00
11,500	8,500	April 24, 2030	9.80
1,013,790	757,863

2.	Warrants Outstanding as at November 11, 2025

●	9,428,996 Warrants, exercisable for one Common Share as follows:

Warrants Outstanding	Warrants Exercisable	Expiry Date	Exercise Price $
301,200	301,200	June 28, 2026	28.75
1,012,981	1,012,981	June 14, 2029	22.00
801,089	801,089	June 21, 2029	22.00
3,833,334	3,833,334	March 18, 2028	11.00
3,480,392	3,480,392	March 18, 2028	8.00
9,428,996	9,428,996

3.	Preferred Shares as at November 11, 2025

●	118,186 series 1 preferred shares of the Company convertible into 657 Common Shares.

4.	Deferred Share Units Outstanding as at November 11, 2025

●	88,901

5.	Restricted Share Units Outstanding as at November 11, 2025

●	204,584

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